Exhibit 2

                               AGREEMENT OF MERGER

                                      among

                        FIDELITY FINANCIAL OF OHIO, INC.,

                        FIDELITY ACQUISITION CORPORATION
                                       and

                          GLENWAY FINANCIAL CORPORATION

                         dated as of September 28, 1998

                               AGREEMENT OF MERGER

                                TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS...........................................................................................2

ARTICLE II - THE MERGER...........................................................................................6
2.1    The Merger.................................................................................................6
2.2    Effective Time; Closing....................................................................................7
2.3    Treatment of Capital Stock.................................................................................7
2.4    Stockholder Rights; Stock Transfers........................................................................8
2.5    Fractional Shares..........................................................................................8
2.6    Exchange Procedures........................................................................................8
2.7    Anti-Dilution Provisions...................................................................................9
2.8    Options....................................................................................................9
2.9    Dissenting Shares.........................................................................................10
2.10   Additional Actions........................................................................................11

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................11
3.1    Capital Structure.........................................................................................11
3.2    Organization, Standing and Authority of GFCO..............................................................11
3.3    Ownership of GFCO Subsidiaries............................................................................12
3.4    Organization, Standing and Authority of the GFCO Subsidiaries.............................................12
3.5    Authorized and Effective Agreement........................................................................12
3.6    Securities Documents and Regulatory Reports...............................................................14
3.7    Financial Statements......................................................................................14
3.8    Material Adverse Change...................................................................................15
3.9    Environmental Matters.....................................................................................15
3.10   Tax Matters...............................................................................................16
3.11   Legal Proceedings.........................................................................................17
3.12   Compliance with Laws......................................................................................17
3.13   Deposit Insurance and Other Regulatory Matters............................................................17
3.14   Certain Information.......................................................................................18
3.15   Employee Benefit Plans....................................................................................18
3.16   Certain Contracts.........................................................................................20
3.17   Brokers and Finders.......................................................................................21
3.18   Insurance.................................................................................................21
3.19   Properties................................................................................................21
3.20   Labor.....................................................................................................22
3.21   Loans; Nonperforming and Classified Assets; Allowance for Loan Losses.....................................22
3.22   Administration of Fiduciary Accounts......................................................................22
3.23   Derivative Transactions...................................................................................23
3.24   Year 2000.................................................................................................23

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3.25   Required Vote; Antitakeover Provisions....................................................................23
3.26   Fairness Opinion..........................................................................................24
3.27   Accounting for the Merger; Reorganization.................................................................24
3.28   Disclosures...............................................................................................24

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF FFOH AND
MERGER CORPORATION...............................................................................................24
4.1    Capital Structure of FFOH.................................................................................24
4.2    Organization, Standing and Authority of FFOH..............................................................25
4.3    Ownership of FFOH Subsidiaries............................................................................25
4.4    Organization, Standing and Authority of FFOH Subsidiaries.................................................25
4.5    Authorized and Effective Agreement........................................................................26
4.6    Securities Documents and Regulatory Reports...............................................................27
4.7    Financial Statements......................................................................................27
4.8    Material Adverse Change...................................................................................28
4.9    Environmental Matters.....................................................................................28
4.10   Tax Matters...............................................................................................29
4.11   Legal Proceedings.........................................................................................30
4.12   Compliance with Laws......................................................................................30
4.13   Deposit Insurance and Other Regulatory Matters............................................................31
4.14   Certain Information.......................................................................................31
4.15   Employee Benefit Plans....................................................................................31
4.16   Certain Contracts.........................................................................................33
4.17   Brokers and Finders.......................................................................................34
4.18   Insurance.................................................................................................34
4.19   Properties................................................................................................34
4.20   Labor.....................................................................................................35
4.21   Loans; Nonperforming and Classified Assets; Allowance for Loan Losses.....................................35
4.22   Administration of Fiduciary Accounts......................................................................35
4.23   Derivative Transactions...................................................................................36
4.24   Year 2000.................................................................................................36
4.25   Ownership of GFCO Common Stock............................................................................36
4.26   Required Vote; Antitakeover Provisions....................................................................36
4.27   Fairness Opinion..........................................................................................37
4.28   Accounting for the Merger; Reorganization.................................................................37
4.29   Disclosures...............................................................................................37

ARTICLE V - COVENANTS............................................................................................37
5.1    Reasonable Best Efforts...................................................................................37
5.2    Shareholder Meetings......................................................................................38
5.3    Regulatory Matters........................................................................................38
5.4    Investigation and Confidentiality.........................................................................39
5.5    Press Releases............................................................................................39
5.6    Business of the Parties...................................................................................40
5.7    Current Information.......................................................................................45

                                       7

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5.8    Indemnification; Insurance................................................................................45
5.9    Directors, Officers and Employees; Employee Benefit Plans and Arrangements................................47
5.10   Certain Policies; Integration.............................................................................48
5.11   Stock Exchange Listing....................................................................................48
5.12   The Bank Merger...........................................................................................48
5.13   Affiliates; Restrictions on Resale........................................................................49
5.14   Disclosure Supplements....................................................................................49
5.15   Failure to Fulfill Conditions.............................................................................49
5.16   Amendment of the Articles of Incorporation and Bylaws of FFOH.............................................50

ARTICLE VI - CONDITIONS PRECEDENT................................................................................50
6.1    Conditions Precedent - FFOH, Merger Corporation and GFCO..................................................50
6.2    Conditions Precedent - GFCO...............................................................................52
6.3    Conditions Precedent - FFOH and Merger Corporation........................................................53

ARTICLE VII - TERMINATION, WAIVER AND AMENDMENT..................................................................54
7.1    Termination...............................................................................................54
7.2    Effect of Termination.....................................................................................55
7.3    Survival of Representations, Warranties and Covenants.....................................................55
7.4    Waiver....................................................................................................55
7.5    Amendment or Supplement...................................................................................56

ARTICLE VIII - MISCELLANEOUS.....................................................................................56
8.1    Expenses..................................................................................................56
8.2    Entire Agreement..........................................................................................56
8.3    Assignment; Successors....................................................................................57
8.4    Notices...................................................................................................57
8.5    Interpretation............................................................................................58
8.6    Counterparts..............................................................................................58
8.7    Governing Law.............................................................................................58
Signatures         ..........................................................................................58, 59

                                    EXHIBITS


Exhibit A         Form of Merger Agreement between Fidelity Federal Savings Bank and Centennial Savings Bank
Exhibit B         Form of GFCO Stock Option Agreement
Exhibit C         Form of GFCO Stockholder Agreement
Exhibit D         Form of FFOH Stock Option Agreement
Exhibit E         Form of FFOH Stockholder Agreement

                               AGREEMENT OF MERGER

         Agreement of Merger (the "Agreement"), dated as of September 28, 1998, by and among Fidelity Financial of Ohio, Inc. ("FFOH"), an Ohio corporation, Fidelity Acquisition Corporation ("Merger Corporation"), an Ohio corporation and a wholly-owned subsidiary of FFOH, and Glenway Financial Corporation ("GFCO"), a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of FFOH, Merger Corporation and GFCO have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of GFCO with and into Merger Corporation, subject to the terms and conditions set forth herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to FFOH's willingness to enter into the Agreement, (i) GFCO is concurrently entering into a Stock Option Agreement with FFOH (the "GFCO Stock Option Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which GFCO is granting to FFOH the option to purchase shares of GFCO Common Stock (as defined herein) under certain circumstances and (ii) certain stockholders of GFCO are concurrently entering into a Stockholder Agreement with FFOH (the "GFCO Stockholder Agreement"), in substantially the form attached hereto as Exhibit C, pursuant to which, among other things, such stockholders will agree to vote their shares of GFCO Common Stock in favor of this Agreement and the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to GFCO's willingness to enter into the Agreement, (i) FFOH is concurrently entering into a Stock Option Agreement with GFCO (the "FFOH Stock Option Agreement"), in substantially the form attached hereto as Exhibit D, pursuant to which FFOH is granting to GFCO the option to purchase shares of FFOH Common Stock (as defined herein) under certain circumstances and (ii) certain stockholders of FFOH are concurrently entering into a Stockholder Agreement with GFCO (the "FFOH Stockholder Agreement"), in substantially the form attached hereto as Exhibit E, pursuant to which, among other things, such stockholders will agree to vote their shares of FFOH Common Stock in favor of this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

         "Affiliate" shall have the meaning specified in Section 5.13 hereof.

         "Bank" shall mean Fidelity Federal Savings Bank, a federally-chartered savings bank and a wholly-owned subsidiary of Merger Corporation.

         "Bank Merger" shall have the meaning set forth in Section 5.12 hereof.

         "Bank Merger Agreement" shall have the meaning set forth in Section
5.12 hereof.

         "Centennial" shall mean Centennial Savings Bank, an Ohio-chartered savings bank and a wholly-owned subsidiary of GFCO.

         "Certificates of Merger" shall have the meaning set forth in Section
2.2 hereof.

         "Certificates" shall have the meaning set forth in Section 2.4 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Confidentiality Agreement" shall mean the Mutual Confidentiality Agreement dated August 21, 1998, between GFCO and FFOH.

         "CSLSC" means Centennial Savings and Loan Service Corporation, an Ohio corporation and a wholly-owned subsidiary of Centennial.

         "DGCL" shall mean the Delaware General Corporation Law.

         "Division" shall mean the Division of Financial Institutions of the Ohio Department of Commerce or any successor thereto.

         "Effective Time" shall mean the date and time specified pursuant to
Section 2.2 hereof as the effective time of the Merger.

         "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" shall mean any federal, state or local environmental law or regulation, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state and local counterparts.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Ratio" shall have the meaning set forth in Section 2.3(c) hereof.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FFIEC" shall mean the Federal Financial Institutions Examination Council.

         "FFOH Common Stock" shall mean the common stock, par value $.10 per share, of FFOH.

         "FFOH Dissenting Shares" shall have the meaning set forth in Section
2.9 hereof.

         "FFOH Employee Plans" shall have the meaning set forth in Section 4.15(a) hereof.

         "FFOH Employee Stock Benefit Plans" shall mean the following employee benefit plans of FFOH: 1992 Stock Incentive Plan, 1992 Directors' Stock Option Plan, Management Recognition Plan, Employee Stock Ownership Plan, Fidelity Federal Savings Bank 401(k) Retirement Plan, 1997 Stock Option Plan and 1997 Management Recognition Plan and Trust.

         "FFOH Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of FFOH as of December 31, 1997, 1996 and 1995 and the consolidated statements of earnings, stockholders' equity and cash flows (including related notes and schedules, if any) of FFOH for each of the three years ended December 31, 1997, 1996 and 1995 as filed by FFOH in its Securities Documents, and (ii) the consolidated statements of financial condition of FFOH (including related notes and schedules, if any) and the consolidated statements of earnings, stockholders' equity and cash flows (including related notes and schedules, if any) of FFOH included in the Securities Documents filed by FFOH with respect to the quarterly and annual periods ended subsequent to December 31, 1997.

         "FFOH Preferred Stock" shall mean the shares of serial preferred stock, par value $.10 per share, of FFOH.

         "FHLB" shall mean Federal Home Loan Bank.

         "Form S-4" shall mean the registration statement on Form S-4 (or on any successor or other appropriate form) to be filed by FFOH in connection with the issuance of shares of FFOH Common Stock pursuant to the Merger, including the Proxy Statement which forms a part thereof, as amended and supplemented.

         "GFCO Common Stock" shall mean the common stock, par value $0.01 per share, of GFCO.

         "GFCO Employee Plans" shall have the meaning set forth in Section 3.15(a) hereof.

         "GFCO ESOP" shall mean GFCO's Employee Stock Ownership Plan.

         "GFCO Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of GFCO as of June 30, 1998, 1997 and 1996 and the consolidated statements of earnings, stockholders' equity and cash flows (including related notes and schedules, if any) of GFCO for each of the three years ended June 30, 1998, 1997 and 1996 as filed by GFCO in its Securities Documents, and (ii) the consolidated statements of financial condition of GFCO (including related notes and schedules, if any) and the consolidated statements of earnings, stockholders' equity and cash flows (including related notes and schedules, if any) of GFCO included in the Securities Documents filed by GFCO with respect to the quarterly and annual periods ended subsequent to June 30, 1998.

         "GFCO 401(k) Plan shall mean GFCO's 401(k) Profit Sharing Plan.

         "GFCO Bank Incentive Plan" shall mean Centennial Savings Bank Bank Incentive Plan.

         "GFCO Options" shall mean options to purchase shares of GFCO Common Stock granted pursuant to GFCO Stock Option Plan.

         "GFCO Preferred Stock" shall mean the shares of serial preferred stock, par value $0.01 per share, of GFCO.

         "GFCO Stock Option Plan" shall mean the GFCO's Stock Option and Incentive Plan.

         "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

         "HOLA" shall mean the Home Owners' Loan Act.

         "Lien" shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

         "Loan" shall have the meaning set forth in Section 3.21(a) hereof.

         "Material Adverse Effect" shall mean, with respect to FFOH or GFCO, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of FFOH and its Subsidiaries taken as whole or GFCO and its Subsidiaries taken as a whole, as applicable, or (ii) materially impairs the ability of the GFCO, FFOH or any of their respective banking subsidiaries to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement, provided, however, that Material Adverse Effect shall not be deemed to include (a) the impact of changes in laws and regulations or interpretations thereof that are generally applicable to the banking industry or generally accepted accounting principles that are generally applicable to the banking industry, (b) reasonable expenses incurred in connection with the transactions contemplated hereby and (c) actions or omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "Merger" shall have the meaning set forth in Section 2.1(a) hereof.

         "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor thereto.

         "OGCL" shall mean the Ohio General Corporation Law.

         "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury and its predecessor, the Federal Home Loan Bank Board, or any successor thereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Previously Disclosed" shall mean disclosed (i) in a disclosure schedule dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) in a disclosure schedule dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section
5.14 hereof.

         "Proxy Statement" shall mean the joint prospectus/proxy statement contained in the Form S-4, as amended or supplemented, and to be delivered to shareholders of FFOH and GFCO in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

         "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests in the entity.

         "SAIF" means the Savings Association Insurance Fund administered by the FDIC or any successor thereto. "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated pursuant to such laws.

         "SGFSC" shall mean Spring Garden Financial Service Corp., an Ohio corporation and a wholly-owned subsidiary of the Bank.

         "Subsidiary" shall mean any corporation, bank, savings association, partnership, joint venture or other organization more than 10% of the stock or ownership interest of which is owned, directly or indirectly, by an entity.

         "Surviving Corporation" shall have the meaning specified in Section 2.1(a) hereof.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1      The Merger

         (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), GFCO shall be merged with and into Merger Corporation (the "Merger") in accordance with the applicable provisions of the OGCL and the DGCL. Merger Corporation shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Ohio. The name of the Surviving Corporation shall continue to be "Fidelity Merger Corporation" and the Surviving Corporation will continue to operate as a wholly owned subsidiary of FFOH. Upon consummation of the Merger, the separate corporate existence of GFCO shall terminate.

         (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 1701.82 of the OGCL and Section 259 of the DGCL.

         (c) Upon consummation of the Merger, the Articles of Incorporation, Code of Regulations and Bylaws of Merger Corporation, as in effect immediately prior to the Effective

Time, shall be the Articles of Incorporation, Code of Regulations and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

         (d) The authorized capital stock of the Surviving Corporation shall be as stated in the Articles of Incorporation of Merger Corporation immediately prior to the Effective Time.

2.2      Effective Time; Closing

         The Merger shall become effective upon the occurrence of the filing of
(i) a certificate of merger with the Secretary of State of the State of Ohio pursuant to the OGCL and (ii) a certificate of merger with the Secretary of the State of Delaware pursuant to the DGCL, unless a later date and time is specified as the effective time (the "Effective Time") in such certificates of merger (collectively, the "Certificates of Merger"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on or before the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the principal executive offices of FFOH in Cincinnati, Ohio, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to FFOH and GFCO the opinions, certificates and other documents required to be delivered under Article VI hereof.

2.3      Treatment of Capital Stock

         Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any stockholder:

         (a) subject to Section 2.9 hereof, each share of FFOH Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding;

         (b) each share of Merger Corporation common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding; and

         (c) subject to Section 2.5 hereof, each share of GFCO Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by FFOH, GFCO or any of their respective wholly-owned Subsidiaries (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which shall be canceled and retired without consideration) shall become and be converted into the right to receive 1.50 shares of FFOH Common Stock (subject to possible adjustment as set forth in Section 2.7 hereof, the "Exchange Ratio").

2.4      Stockholder Rights; Stock Transfers

         At the Effective Time, each holder of a certificate or certificates representing outstanding shares of GFCO Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Certificates in accordance with Section 2.6 hereof, certificates representing the number of whole shares of FFOH Common Stock, and any cash in lieu of a fractional share interest, into which such shares of GFCO Common Stock shall have been converted pursuant to Section 2.3 hereof, without interest. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of GFCO of shares of GFCO Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to FFOH or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in Section 2.6 hereof, except as otherwise provided by law.

2.5      Fractional Shares

         (a) No certificates or scrip representing fractional shares of FFOH Common Stock shall be issued upon the surrender for exchange of a Certificate or Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights as a stockholder of FFOH.

         (b) Notwithstanding any other provision of this Agreement, each holder of shares of GFCO Common Stock converted into shares of FFOH Common Stock pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FFOH Common Stock (after taking into account all Certificates delivered by such holder) shall, at the time of surrender of the Certificate or Certificates representing such holder's shares of GFCO Common Stock receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of FFOH Common Stock by the closing price of a share of FFOH Common Stock on the Nasdaq Stock Market's National Market on the business day preceding the Effective Time (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source), rounded to the nearest whole cent.

2.6      Exchange Procedures

         (a) At or after the Effective Time, each holder of a Certificate or Certificates, upon surrender of the same to an agent, duly appointed by FFOH (the "Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of FFOH Common Stock into which the shares of GFCO Common Stock theretofore represented by the Certificate or Certificates so surrendered shall have been converted as provided in Section 2.3(c) hereof. Not later than five business days, the Exchange Agent shall mail to each holder of record of an outstanding Certificate which is to be exchanged for FFOH Common Stock as provided in Section 2.3 hereof a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such Certificate in exchange for a certificate or certificates evidencing FFOH Common Stock and any cash in lieu of any fractional share interest. Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Affiliate of GFCO (as defined in Section 5.13(a) hereof) shall not be exchanged for certificates representing shares of FFOH Common Stock in accordance with the terms of this Agreement until FFOH has received a written agreement from such person as specified in Section 5.13(b).

         (b) No holder of a Certificate shall be entitled to receive any dividends in respect of FFOH Common Stock into which such shares shall have been converted by virtue of the Merger until the Certificate representing such shares is surrendered in exchange for a certificate or certificates representing shares of FFOH Common Stock. In the event that dividends are declared and paid by FFOH in respect of FFOH Common Stock after the Effective Time but prior to any holder's surrender of Certificates, dividends payable to such holder in respect of shares of FFOH Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the Certificates. FFOH shall be entitled, after the Effective Time, to treat Certificates as evidencing ownership of the number of whole shares of FFOH Common Stock into which the shares of GFCO Common Stock represented by such Certificates shall have been converted pursuant to this Agreement, notwithstanding the failure on the part of the holder thereof to surrender such Certificates.

         (c) FFOH shall not be obligated to deliver a certificate or certificates representing shares of FFOH Common Stock to which a holder of GFCO Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders a Certificate or Certificates for exchange as provided in this
Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by FFOH. If any certificate evidencing shares of FFOH Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of FFOH Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

2.7      Anti-Dilution Provisions

         If, between the date hereof and the Effective Time, the shares of FFOH Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

2.8      Options

         (a) At the Effective Time, each GFCO Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of GFCO Common Stock and shall be converted automatically into an option to purchase shares of FFOH Common Stock, and FFOH shall assume each GFCO Option, in accordance with the terms of the GFCO Stock Option Plan and the stock option agreement by which it is evidenced, including without limitation all such terms pertaining to the acceleration and vesting of the holder's exercise rights thereunder, except that from and after the Effective Time, (i) FFOH and the Compensation Committee of its Board of Directors shall be substituted for GFCO and the committee of GFCO's Board of Directors (including, if applicable, the entire Board of Directors of GFCO) administering the GFCO Stock Option Plan,
(ii) each GFCO Option may be exercised solely for shares of FFOH Common Stock,
(iii) the number of shares of FFOH Common Stock subject to such GFCO Option shall be equal to the number of shares of GFCO Common Stock subject to such GFCO Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of FFOH Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such GFCO Option shall be adjusted by dividing the per share exercise price under each such GFCO Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each GFCO Option which is an "incentive stock option" shall be adjusted as required by
Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. FFOH and GFCO agree to take all necessary steps to effect the foregoing provisions of this Section 2.8(a).

         (b) Within 30 days after the Effective Time, FFOH shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of FFOH Common Stock subject to the options referred to in paragraph (a) of this Section 2.8 and shall use its best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options may be sold without a further holding period under Rule 144 under the Securities Act.

2.9      Dissenting Shares

         Each outstanding share of FFOH Common Stock the holder of which has perfected his right to dissent under the OGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "FFOH Dissenting Shares") shall be entitled to such rights as are granted by the OGCL. FFOH shall give GFCO prompt notice upon receipt by FFOH of any such written demands for payment of the fair value of such shares of FFOH Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the OGCL (any shareholder duly making such demand being hereinafter called a "Dissenting FFOH Shareholder"). Any payments made in respect of FFOH Dissenting Shares shall be made by the Surviving Corporation. If any FFOH Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment, such holder's shares of FFOH Common Stock shall remain issued, outstanding and unchanged in accordance with the applicable provisions of this Agreement.

2.10     Additional Actions

         If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of GFCO acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, GFCO, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         GFCO represents and warrants to FFOH as follows:

3.1      Capital Structure

         The authorized capital stock of GFCO consists of 3,000,000 shares of GFCO Common Stock and 500,000 shares of GFCO Preferred Stock. As of the date hereof, there are 2,293,210 shares of GFCO Common Stock issued and outstanding, 81,528 shares of GFCO Common Stock are directly or indirectly held as treasury stock by GFCO and no shares of GFCO Preferred Stock are issued and outstanding. All outstanding shares of GFCO Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of GFCO Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for (i) 93,889 shares of GFCO Common Stock issuable upon exercise of outstanding stock options which have been granted pursuant to the GFCO Stock Option Plan, as Previously Disclosed, and
(ii) shares of GFCO Common Stock issuable pursuant to the terms of GFCO Stock Option Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of GFCO. GFCO has not repurchased any shares of GFCO Common Stock during the two years preceding the date hereof, except for any such repurchases (including the number of shares, date repurchased, repurchase price and the purpose thereof) as are Previously Disclosed.

3.2      Organization, Standing and Authority of GFCO

         GFCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on GFCO. GFCO is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. GFCO has heretofore delivered or made available to FFOH true and complete copies of the Certificate of Incorporation and Bylaws of GFCO as in effect as of the date hereof.

3.3      Ownership of GFCO Subsidiaries

         The only direct or indirect Subsidiaries of GFCO are Centennial and CSLSC (the "GFCO Subsidiaries"). Except for (i) capital stock of the GFCO Subsidiaries, (ii) stock in the FHLB of Cincinnati, (iii) securities and other interests taken in consideration of debts previously contracted and (iv) the operative provisions of the FFOH Stock Option Agreement, GFCO does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock or other ownership interests of each of the GFCO Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are directly or indirectly owned by GFCO free and clear of all Liens or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any GFCO Subsidiary and there are no agreements, understandings or commitments relating to the right of GFCO to vote or to dispose of said shares or other ownership interests.

3.4      Organization, Standing and Authority of the GFCO Subsidiaries

         Centennial is a savings bank duly organized, validly existing and in good standing under Chapter 1161 of the Ohio Revised Code, and CSLSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Each of the GFCO Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on GFCO. GFCO has heretofore delivered or made available to FFOH true and complete copies of the Articles of Incorporation, Constitution and Bylaws of Centennial and the Articles of Incorporation, Code of Regulations and Bylaws of CSLSC as in effect as of the date hereof.

3.5      Authorized and Effective Agreement

         (a) GFCO has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and expiration of applicable waiting periods and the approval of GFCO's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of GFCO, except for the approval of this Agreement by GFCO's shareholders. This Agreement has been duly and validly executed and delivered by GFCO and, assuming due authorization, execution and delivery by FFOH and Merger Corporation, constitutes a legal, valid and binding obligation of GFCO which is enforceable against GFCO in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by GFCO with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of GFCO or the equivalent documents of any GFCO Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or asset of GFCO or any GFCO Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which GFCO or any GFCO Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to GFCO or any GFCO Subsidiary.

         (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the OTS, the FDIC and the Division,
(ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws in connection with the issuance of FFOH Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of GFCO and FFOH, (v) the filing of the Certificates of Merger with the Secretary of State of the States of Ohio and Delaware pursuant to the OGCL and DGCL, respectively, in each case in connection with the Merger and (vi) the filing of a Certificate of Merger with the Division and the Secretary of the State of Ohio in connection with the Bank Merger, and except for such filings, authorizations or approvals which are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of GFCO or any GFCO Subsidiary in connection with (i) the execution and delivery by GFCO of this Agreement and the consummation by GFCO of the transactions contemplated hereby and (ii) the execution and delivery by Centennial of the Bank Merger Agreement and the consummation by Centennial of the transactions contemplated thereby.

         (d) As of the date hereof, neither GFCO nor any of the GFCO Subsidiaries is aware of any reasons (relating to GFCO or any of the GFCO Subsidiaries (including, without limitation, Community Reinvestment Act compliance)) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by FFOH after the

Effective Time of the business of each of FFOH, GFCO and their respective Subsidiaries as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of GFCO, could reasonably be expected to have a Material Adverse Effect on FFOH or GFCO or materially impair the value of GFCO and the GFCO Subsidiaries.

3.6      Securities Documents and Regulatory Reports

         (a) GFCO has previously delivered or made available to FFOH a complete copy of all Securities Documents filed by GFCO pursuant to the Securities Laws or mailed by GFCO to its shareholders as a class since January 1, 1994. GFCO has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) Since January 1, 1994, each of GFCO and Centennial has duly filed with the OTS, the FDIC and the Division, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, and GFCO has previously delivered or made available to FFOH accurate and complete copies of all such reports. In connection with the most recent examinations of GFCO or a GFCO Subsidiary by the OTS, the FDIC and the Division, neither GFCO nor any GFCO Subsidiary was required to correct or change any action, procedure or proceeding which has not been corrected or changed as required.

3.7      Financial Statements

         (a) GFCO has previously delivered or made available to FFOH accurate and complete copies of the GFCO Financial Statements which, in the case of the consolidated statements of financial condition of GFCO as of June 30, 1998, 1997 and 1996 and the consolidated statements of earnings, stockholders' equity and cash flows for each of the three years ended June 30, 1998, 1997 and 1996, are accompanied by the audit reports of Grant Thornton LLP, independent public accountants with respect to the GFCO. The GFCO Financial Statements referred to herein, as well as the GFCO Financial Statements to be delivered pursuant to
Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of GFCO as of the respective dates set forth therein, and the consolidated results of operations, stockholders' equity and cash flows of GFCO for the respective periods or as of the respective dates set forth therein.

         (b) Each of the GFCO Financial Statements has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of GFCO and the GFCO Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of GFCO and the GFCO Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of GFCO and the GFCO Subsidiaries.

         (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of GFCO as of June 30, 1998 (including related notes) and (ii) of liabilities incurred since June 30, 1998 in the ordinary course of business, neither GFCO nor any GFCO Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, which could reasonably be expected to have a Material Adverse Effect on GFCO.

3.8      Material Adverse Change

         (a) Since June 30, 1998, (i) GFCO and the GFCO Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on GFCO.

         (b) Except as Previously Disclosed, neither GFCO nor any of the GFCO Subsidiaries has taken or permitted any of the actions set forth in Section 5.6(a) hereof between June 30, 1998 and the date hereof.

3.9      Environmental Matters

         (a) To the best of GFCO's knowledge, GFCO and the GFCO Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on GFCO. Neither GFCO nor any GFCO Subsidiary has received any written communication alleging that GFCO or any GFCO Subsidiary is not in such compliance and, to the best knowledge of GFCO, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) To the best of GFCO's knowledge, none of the properties owned, leased or operated by GFCO or GFCO's Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not, singly or in the aggregate, have a Material Adverse Effect on GFCO.

         (c) To the best of GFCO's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against GFCO or any GFCO Subsidiary or against any person or entity whose liability for any Environmental Claim GFCO or any GFCO Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on GFCO.

         (d) Except as Previously Disclosed, GFCO has not conducted any environmental studies during the past five years with respect to any properties owned by it or any GFCO Subsidiary as of the date hereof or which secure loans of a GFCO Subsidiary as of the date hereof.

3.10     Tax Matters

         (a) GFCO and the GFCO Subsidiaries, and each of their predecessors, have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither GFCO nor any of the GFCO Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by GFCO and the GFCO Subsidiaries are complete and accurate in all material respects. Neither GFCO nor any of the GFCO Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, state and local income tax returns of GFCO and the GFCO Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against GFCO or any GFCO Subsidiary as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to GFCO or any GFCO Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of GFCO's knowledge, threatened.

         (c) Except as Previously Disclosed, none of GFCO or the GFCO Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by GFCO or the GFCO Subsidiaries (nor does GFCO have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11     Legal Proceedings

         Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of GFCO, threatened against GFCO or any GFCO Subsidiary or against any asset, interest or right of GFCO or any of GFCO Subsidiaries, or against any officer, director or employee of any of them that in any such case, if decided adversely, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on GFCO. Neither GFCO nor any GFCO Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on GFCO.

3.12     Compliance with Laws

         (a) GFCO and each of the GFCO Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on GFCO; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of GFCO, no suspension or cancellation of any of the same is threatened.

         (b) Neither GFCO nor any of GFCO Subsidiaries is in violation of its respective Certificate of Incorporation or Bylaws or equivalent documents, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including, without limitation, all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on GFCO; and neither GFCO nor any GFCO Subsidiary has received any written notice or communication from any federal, state or local governmental authority asserting that GFCO or any GFCO Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on GFCO. Neither GFCO nor any GFCO Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings institutions or holding companies thereof issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

3.13     Deposit Insurance and Other Regulatory Matters

         (a) The deposit accounts of Centennial are insured by the SAIF to the maximum extent permitted by the FDIA, and Centennial has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         (b) Centennial is a member in good standing of the FHLB of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

         (c) Centennial has at all relevant times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

3.14     Certain Information

         None of the information relating to GFCO and the GFCO Subsidiaries supplied or to be supplied for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of GFCO and FFOH and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by FFOH and GFCO to their respective shareholders in connection with the meetings of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

3.15     Employee Benefit Plans

         (a) GFCO has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any fringe benefit, incentive, deferred compensation, consultant, bonus or group insurance contract, plan or arrangement, or any other welfare plan (as defined under Section 3(1) of ERISA), employee pension benefit plan (as defined under
Section 3(2) of ERISA) or agreement maintained for the benefit of employees or former employees of GFCO or any GFCO Subsidiary (the "GFCO Employee Plans"), and GFCO has previously furnished or made available to FFOH accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency with respect to each GFCO Employee Plan, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

         (b) None of GFCO, any GFCO Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of GFCO's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue

Service with respect to any employees of GFCO or any GFCO Subsidiary. To the best of GFCO's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

         (c) Neither GFCO nor any GFCO Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA), and neither GFCO nor any GFCO Subsidiary (or their respective successors) will incur any liability in the event of a complete withdrawal from any multi-employer plan of which GFCO or any of its Subsidiaries is a participant as of the date hereof in connection with the transactions contemplated hereby.

         (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each GFCO Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "GFCO Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of GFCO's knowledge, is threatened to be revoked and GFCO does not know of any ground on which such revocation may be based. Neither GFCO nor any GFCO Subsidiary has any liability under any such plan that is not reflected on the consolidated statement of financial condition of GFCO at June 30, 1998 included in the GFCO Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or
Section 4975 of the Code) has occurred with respect to any GFCO Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on GFCO.

         (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each GFCO Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any GFCO Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any GFCO Pension Plan.

         (g) GFCO Employee Plans have been operated in compliance in all material respects with the applicable provisions of the GFCO Employee Plans, ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, to the best knowledge of GFCO, threatened claims (other than routine claims for benefits) by, on behalf of or against any of GFCO Employee Plans or any trust related thereto or any fiduciary thereof relating to a GFCO Employee Plan.

         (i) Except as Previously Disclosed, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (i) entitle any director, officer, employee or consultant of or to GFCO or any GFCO Subsidiary to any payment (including severance pay or similar compensation) or any increase in compensation, (ii) result in the vesting or acceleration of any benefits under any GFCO Employee Plan or (iii) result in any material increase in benefits payable under any GFCO Employee Plan.

         (j) Neither GFCO nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

         (k) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of GFCO, FFOH or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

3.16     Certain Contracts

         (a) Except as Previously Disclosed, none of GFCO or the GFCO Subsidiaries is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by GFCO or any GFCO Subsidiary (other than deposits, federal funds purchased, FHLB advances and securities sold under agreements to repurchase) or the guarantee by GFCO or any GFCO Subsidiary of any obligation,
(ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of GFCO or any GFCO Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which GFCO or any GFCO Subsidiary is obligated to indemnify any existing or former director, officer, employee or agent of GFCO or any GFCO Subsidiary, (iv) any agreement, arrangement or understanding to which GFCO or any GFCO Subsidiary is a party or by which any of the same is bound which limits the freedom of GFCO or any GFCO Subsidiary to compete in any line of business or with any person, or (v) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to GFCO's Annual Report on Form 10-KSB under the Exchange Act and which has not been so filed.

         (b) Neither GFCO nor any GFCO Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on GFCO, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.17     Brokers and Finders

         Except for an agreement with Stifel, Nicolaus & Company, Incorporated, as Previously Disclosed, neither GFCO nor any GFCO Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.18     Insurance

         GFCO and each GFCO Subsidiary is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. Neither GFCO nor any of GFCO Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

3.19     Properties

         All real and personal property owned by GFCO or any of the GFCO Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of GFCO and the GFCO Subsidiaries in the ordinary course of business consistent with their past practices. GFCO and the GFCO Subsidiaries have good and marketable title free and clear of all Liens (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of GFCO as of June 30, 1998 included in the GFCO Financial Statements or acquired after such date, except (i) Liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of GFCO as of June 30, 1998 included in the GFCO Financial Statements. All real and personal property which is material to GFCO's business on a consolidated basis and leased or licensed by GFCO or any GFCO Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

3.20     Labor

         No work stoppage involving GFCO or any GFCO Subsidiary is pending or, to the best knowledge of GFCO, threatened. Neither GFCO nor any GFCO Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of GFCO or any GFCO Subsidiary which reasonably could be expected to have a Material Adverse Effect on GFCO. Employees of GFCO and the GFCO Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of GFCO's knowledge, there have been no efforts to unionize or organize any employees of GFCO or any GFCO Subsidiary during the past five years.

3.21     Loans; Nonperforming and Classified Assets; Allowance for Loan Losses

         (a) Each loan agreement, note or borrowing arrangement, including without limitation portions of outstanding lines of credit and loan commitments (collectively, "Loans"), on the books and records of GFCO and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of GFCO, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

         (b) GFCO has Previously Disclosed as to GFCO and each GFCO Subsidiary as of June 30, 1998: (i) any written or, to GFCO's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the best of GFCO's knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by GFCO, a GFCO Subsidiary or an applicable regulatory authority; (iii) a listing of the real estate owned acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater stockholder of GFCO or a GFCO Subsidiary, or to the best knowledge of GFCO, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

         (c) The allowance for loan losses reflected on GFCO's consolidated statements of financial condition included in GFCO Financial Statements is, or will be in the case of subsequently delivered GFCO Financial Statements, as the case may be, in the opinion of GFCO's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

3.22     Administration of Fiduciary Accounts

         GFCO and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, except for failures to so administer which would not have a Material Adverse Effect on GFCO. Neither GFCO nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, except for breaches of trust and failures to maintain records which would not, individually or in the aggregate, have a Material Adverse Effect on GFCO.

3.23     Derivative Transactions

         Except as Previously Disclosed, between June 30, 1998 and the date hereof, neither GFCO nor any of its Subsidiaries entered into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other derivative instruments.

3.24     Year 2000

         Neither GFCO nor any of its Subsidiaries has received or has reason to believe that it will receive a rating of less than "satisfactory" on any Year 2000 Report of Examination of any Governmental Entity. GFCO has disclosed or made available to FFOH a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements.

3.25     Required Vote; Antitakeover Provisions

         (a) The affirmative vote of the holders of a majority of the issued and outstanding shares of GFCO Common Stock is the only vote of stockholders of GFCO required to approve this Agreement and the transactions contemplated hereby on behalf of GFCO.

         (b) To the best of our knowledge, FFOH is not an "interested stockholder" of GFCO as defined in Section 203(c)(5) of the DGCL (assuming the accuracy of the representation and warranty of FFOH contained in Section 4.25 hereof) and, as a result, the provisions of Section 203 of the DGCL do not apply to the Merger and the other transactions contemplated hereby.

         (c) The Board of Directors of GFCO has taken all necessary action so that the provisions of Article Eight of GFCO's Certificate of Incorporation do not and will not apply to this Agreement and GFCO Stock Option Agreement and the transactions contemplated hereby and thereby.

3.26     Fairness Opinion

         GFCO has received an opinion of Stifel, Nicolaus & Company, Incorporated to the effect that, as of the date hereof, the consideration to be received by the stockholders of GFCO pursuant to this Agreement is fair from a financial point of view to the holders of GFCO Common Stock.

3.27     Accounting for the Merger; Reorganization

         As of the date hereof, GFCO does not have any reason to believe that the Merger will fail to qualify, as a result of any action or omission by GFCO or any GFCO Subsidiary, (i) for pooling-of-interests accounting treatment under generally accepted accounting principles or (ii) as a reorganization under
Section 368(a) of the Code.

3.28     Disclosures

         None of the representations and warranties of GFCO or any of the written information or documents furnished or to be furnished by GFCO to FFOH in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FFOH
                             AND MERGER CORPORATION

         FFOH and Merger Corporation represent and warrant to GFCO as follows:

4.1      Capital Structure of FFOH

         The authorized capital stock of FFOH consists of 15,000,000 shares of FFOH Common Stock and 5,000,000 shares of FFOH Preferred Stock. As of the date hereof, there are 5,601,977 shares of FFOH Common Stock issued and outstanding, no shares of FFOH Common Stock which are directly or indirectly held as treasury stock by FFOH, and no shares of FFOH Preferred Stock issued and outstanding. All outstanding shares of FFOH Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of FFOH Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for (i) 220,009 shares of FFOH Common Stock issuable upon exercise of stock options which have been granted pursuant to the 1992 Stock Incentive Plan, the 1992 Directors' Stock Option Plan and the 1997 Stock Option Plan, as Previously Disclosed, (ii) shares of FFOH Common Stock issuable pursuant to the terms of the FFOH Stock Option Agreement and (iii) the operative provisions of this Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of FFOH. FFOH has not repurchased any shares of FFOH Common Stock during the two years preceding the date hereof, except for any such repurchases (including the number of shares, date repurchased, repurchase price and the purpose thereof) as are Previously Disclosed. FFOH Common Stock to be issued in connection with the Merger is duly authorized and, when issued in accordance with the terms hereof, will be validly issued and fully paid and nonassessable.

4.2      Organization, Standing and Authority of FFOH

         FFOH is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on FFOH. FFOH is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. FFOH has heretofore delivered or made available to GFCO true and complete copies of the Articles of Incorporation, Code of Regulations and Bylaws of FFOH as in effect as of the date hereof.

4.3      Ownership of FFOH Subsidiaries

         The only direct or indirect Subsidiaries of FFOH are Merger Corporation, the Bank and SGFSC (the "FFOH Subsidiaries"). Except for (i) capital stock of the FFOH Subsidiaries, (ii) stock in the FHLB of Cincinnati,
(iii) securities and other interests taken in consideration of debts previously contracted and (iv) the operative provisions of this Agreement and the GFCO Stock Option Agreement, FFOH does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock or other ownership interests in each of the FFOH Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are directly or indirectly owned by FFOH free and clear of all Liens or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any FFOH Subsidiary and there are no agreements, understandings or commitments relating to the right of FFOH to vote or to dispose of said shares or other ownership interests.

4.4      Organization, Standing and Authority of FFOH Subsidiaries

         The Bank is a savings bank duly organized, validly existing and in good standing under the laws of the United States, and Merger Corporation and SGFSC are corporations duly organized, validly existing and in good standing under the laws of the State of Ohio. Each of the FFOH Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on FFOH. FFOH has heretofore delivered or made available to GFCO true and complete copies of the Charter and

Bylaws of the Bank and the Articles of Incorporation, Code of Regulations and Bylaws of each of Merger Corporation and SGFSC as in effect as of the date hereof.

4.5      Authorized and Effective Agreement

         (a) Each of FFOH and Merger Corporation has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of FFOH's shareholders of this Agreement and the other transactions contemplated hereby) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FFOH and Merger Corporation, except for the approval of this Agreement and the other transactions contemplated hereby by FFOH's shareholders. This Agreement has been duly and validly executed and delivered by each of FFOH and Merger Corporation and, assuming due authorization, execution and delivery by GFCO, constitutes a legal, valid and binding obligation of FFOH and Merger Corporation which is enforceable against FFOH and Merger Corporation in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by FFOH or Merger Corporation with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation, Code of Regulations or Bylaws of FFOH, Merger Corporation or SGFSC or the Charter or Bylaws of the Bank, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or asset of FFOH or the FFOH Subsidiaries pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FFOH or the FFOH Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to FFOH or the FFOH Subsidiaries.

         (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the OTS and the Division, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws in connection with the issuance of FFOH Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of GFCO and FFOH, (v) the filing of the Certificates of Merger with the Secretary of State of the States of Ohio and Delaware, pursuant to the OGCL and DGCL, respectively, in each case in connection with the Merger and (vi) the filing of a Certificate of Merger with the Secretary of the State of Ohio in connection with the Bank Merger, and except for such filings, authorizations or approvals which are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of FFOH or the FFOH

Subsidiaries in connection with (i) the execution and delivery by FFOH and Merger Corporation of this Agreement and the consummation by FFOH and Merger Corporation of the transactions contemplated hereby and (ii) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated thereby.

         (d) As of the date hereof, none of FFOH or the FFOH Subsidiaries is aware of any reasons (relating to FFOH or the FFOH Subsidiaries (including, without limitation, Community Reinvestment Act compliance)) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by FFOH after the Effective Time of the business of each of FFOH, GFCO and their respective Subsidiaries as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of FFOH, could have a Material Adverse Effect on FFOH or GFCO or materially impair the value of GFCO and the GFCO Subsidiaries to FFOH.

4.6      Securities Documents and Regulatory Reports

         (a) FFOH has previously delivered or made available to GFCO a complete copy of all Securities Documents filed by FFOH or the Bank pursuant to the Securities Laws or mailed by FFOH or the Bank to its respective shareholders as a class since January 1, 1994. FFOH has timely filed with the Commission (and the Bank has timely filed with the OTS) all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) Since January 1, 1994, each of FFOH and the Bank has duly filed with the OTS and the FDIC, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, and FFOH has previously delivered or made available to GFCO accurate and complete copies of all such reports. In connection with the most recent examinations of FFOH or a FFOH Subsidiary by the OTS or the FDIC, neither FFOH nor any FFOH Subsidiary was required to correct or change any action, procedure or proceeding which has not been corrected or changed as required.

4.7      Financial Statements

         (a) FFOH has previously delivered or made available to GFCO accurate and complete copies of the FFOH Financial Statements which, in the case of the consolidated statements of financial condition of FFOH as of December 31, 1997, 1996 and 1995 and the consolidated statements of earnings, stockholders' equity and cash flows for each of the three years ended December 31, 1997, 1996 and 1995, are accompanied by the audit reports of Grant Thornton

LLP, independent public accountants with respect to FFOH. The FFOH Financial Statements referred to herein, as well as the FFOH Financial Statements to be delivered pursuant to Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of FFOH as of the respective dates set forth therein, and the consolidated results of operations, stockholders' equity and cash flows of FFOH for the respective periods or as of the respective dates set forth therein.

         (b) Each of the FFOH Financial Statements has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of FFOH and the FFOH Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of FFOH and the FFOH Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of FFOH and the FFOH Subsidiaries.

         (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of FFOH as of June 30, 1998 (including related notes) and (ii) of liabilities incurred since June 30, 1998 in the ordinary course of business, none of FFOH or the FFOH Subsidiaries has any liabilities, whether absolute, accrued, contingent or otherwise, which could reasonably be expected to have a Material Adverse Effect on FFOH.

4.8      Material Adverse Change

         (a) Since June 30, 1998, (i) FFOH and the FFOH Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on FFOH.

         (b) Except as Previously Disclosed, none of FFOH or the FFOH Subsidiaries has taken or permitted any of the actions set forth in Section 5.6(b) hereof between June 30, 1998 and the date hereof.

4.9      Environmental Matters

         (a) To the best of FFOH's knowledge, FFOH and the FFOH Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on FFOH. None of FFOH or the FFOH Subsidiaries has received any written communication alleging that FFOH or the FFOH Subsidiaries is not in such compliance and, to the best knowledge of FFOH, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) To the best of FFOH's knowledge, none of the properties owned, leased or operated by FFOH or the FFOH Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate, have a Material Adverse Effect on FFOH.

         (c) To the best of FFOH's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against FFOH or the FFOH Subsidiaries or against any person or entity whose liability for any Environmental Claim FFOH or any of the FFOH Subsidiaries has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on FFOH.

         (d) Except as Previously Disclosed, FFOH has not conducted any environmental studies during the past five years with respect to any properties owned by it or an FFOH Subsidiaries as of the date hereof or which secure loans of an FFOH Subsidiary as of the date hereof.

4.10     Tax Matters

         (a) FFOH, the FFOH Subsidiaries, and each of their predecessors, have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and, except as Previously Disclosed, have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. None of FFOH or the FFOH Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by FFOH and the FFOH Subsidiaries are complete and accurate in all material respects. None of FFOH or the FFOH Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, state and local income tax returns of FFOH and the FFOH Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against FFOH or the FFOH Subsidiaries as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to FFOH or the

FFOH Subsidiaries to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of FFOH's knowledge, threatened.

         (c) None of FFOH or the FFOH Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by FFOH or the FFOH Subsidiaries (nor does FFOH have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

4.11     Legal Proceedings

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of FFOH, threatened against FFOH or the FFOH Subsidiaries or against any asset, interest or right of FFOH or the FFOH Subsidiaries, or against any officer, director or employee of any of them that in any such case, if decided adversely, could reasonably be expected to have individually or in the aggregate, a Material Adverse Effect on FFOH. None of FFOH or the FFOH Subsidiaries is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on FFOH.

4.12     Compliance with Laws

         (a) Each of FFOH and the FFOH Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on FFOH; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of FFOH, no suspension or cancellation of any of the same is threatened.

         (b) None of FFOH or the FFOH Subsidiaries is in violation of its respective Articles of Incorporation, Code of Regulations, Charter, Bylaws or equivalent documents, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including, without limitation, all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on FFOH; and none of FFOH or the FFOH Subsidiaries has received any written notice or communication from any federal, state or local governmental authority asserting that FFOH or the FFOH Subsidiaries is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on FFOH. None of FFOH or the FFOH Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings institutions or holding companies thereof issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

4.13     Deposit Insurance and Other Regulatory Matters

         (a) The deposit accounts of the Bank are insured by the SAIF to the maximum extent permitted by the FDIA, and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         (b) The Bank is a member in good standing of the FHLB of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

         (c) The Bank has at all relevant times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

4.14     Certain Information

         None of the information relating to FFOH and the FFOH Subsidiaries to be included or incorporated by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of FFOH and GFCO and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by FFOH and GFCO to their respective shareholders in connection with the meetings of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the Securities Act.

4.15     Employee Benefit Plans

         (a) FFOH has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any fringe benefit, incentive, deferred compensation, consultant, bonus or group insurance contract, plan or arrangement, or any other welfare plan (as defined in Section 3(1) of ERISA), employee pension benefit plan (as defined under
Section 3(2) of ERISA) or agreement maintained for the benefit of employees or former employees of FFOH or the FFOH Subsidiaries (the "FFOH Employee Plans"), and FFOH has previously furnished or made available to GFCO accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency with respect to each FFOH Employee Plan, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

         (b) None of FFOH, the FFOH Subsidiaries, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of FFOH's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of FFOH or the FFOH Subsidiaries. To the best of FFOH's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

         (c) None of FFOH or the FFOH Subsidiaries participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA), and none of FFOH or the FFOH Subsidiaries (or their respective successors) will incur any liability in the event of a complete withdrawal from any multi-employer plan of which FFOH or any of its Subsidiaries is a participant as of the date hereof in connection with the transactions contemplated hereby.

         (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each FFOH Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (an "FFOH Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of FFOH's knowledge, is threatened to be revoked and FFOH does not know of any ground on which such revocation may be based. None of FFOH or the FFOH Subsidiaries has any liability under any such plan that is not reflected on the consolidated statement of financial condition of FFOH at June 30, 1998 included in the FFOH Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or
Section 4975 of the Code) has occurred with respect to any FFOH Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on FFOH.

         (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each FFOH Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any FFOH

Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any FFOH Pension Plan.

         (g) The FFOH Employee Plans have been operated in compliance in all material respects with the applicable provisions of the FFOH Employee Plans, ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, to the best knowledge of FFOH, threatened claims (other than routine claims for benefits) by, on behalf of or against any of FFOH Employee Plans or any trust related thereto or any fiduciary thereof relating to any of the FFOH Employee Plans.

         (i) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of FFOH or any of the FFOH Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

4.16     Certain Contracts

         (a) Except as Previously Disclosed, none of FFOH or the FFOH Subsidiaries is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by FFOH or the FFOH Subsidiaries (other than deposits, federal funds purchased, FHLB advances and securities sold under agreements to repurchase) or the guarantee by FFOH or the FFOH Subsidiaries of any obligation,
(ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of FFOH or the FFOH Subsidiaries, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of FFOH or the FFOH Subsidiaries upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (iv) any agreement, arrangement or understanding pursuant to which FFOH or the FFOH Subsidiaries is obligated to indemnify any existing or former director, officer, employee or agent of FFOH or the FFOH Subsidiaries,
(v) any agreement, arrangement or understanding to which FFOH or the FFOH Subsidiaries is a party or by which any of the same is bound which limits the freedom of FFOH or the FFOH Subsidiaries to compete in any line of business or with any person, or (vi) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to FFOH's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

         (b) None of FFOH or the FFOH Subsidiaries is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on FFOH, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.17     Brokers and Finders

         Except for an agreement with Sandler O'Neill & Partners, L.P., as Previously Disclosed, none of FFOH or the FFOH Subsidiaries, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.18     Insurance

         FFOH and each FFOH Subsidiary are insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. None of FFOH or the FFOH Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

4.19     Properties

         All real and personal property owned by FFOH or any of the FFOH Subsidiaries or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with their past practices. FFOH and the FFOH Subsidiaries have good and marketable title free and clear of all Liens (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of FFOH as of June 30, 1998 included in the FFOH Financial Statements or acquired after such date, except (i) Liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and
(iv) as reflected on the consolidated statement of financial condition of FFOH as of June 30, 1998 included in the FFOH Financial Statements. All real and personal property which is material to FFOH's business on a consolidated basis and leased or licensed by FFOH or any FFOH Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

4.20     Labor

         No work stoppage involving FFOH or any of the FFOH Subsidiaries is pending or, to the best knowledge of FFOH, threatened. None of FFOH or the FFOH Subsidiaries is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees which reasonably could be expected to have a Material Adverse Effect on FFOH. Employees of FFOH and the FFOH Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of FFOH's knowledge, there have been no efforts to unionize or organize any employees of FFOH or any of the FFOH Subsidiaries during the past five years.

4.21     Loans; Nonperforming and Classified Assets; Allowance for Loan Losses

         (a) Each Loan on the books and records of FFOH and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of FFOH, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

         (b) FFOH has Previously Disclosed as to FFOH and each FFOH Subsidiary as of June 30, 1998: (i) any written or, to FFOH's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the best of FFOH's knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by FFOH, an FFOH Subsidiary or an applicable regulatory authority; (iii) a listing of the real estate owned acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater stockholder of FFOH or an FFOH Subsidiary, or to the best knowledge of FFOH, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

         (c) The allowance for loan losses reflected on FFOH's consolidated statements of financial condition included in the FFOH Financial Statements is, or will be in the case of subsequently delivered FFOH Financial Statements, as the case may be, in the opinion of FFOH's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

4.22     Administration of Fiduciary Accounts

         FFOH and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, except for failures to so administer which would not have a Material Adverse Effect on FFOH. Neither FFOH nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, except for breaches of trust and failures to maintain records which would not, individually or in the aggregate, have a Material Adverse Effect on FFOH.

4.23     Derivative Transactions

         Except as Previously Disclosed, between June 30, 1998 and the date hereof, neither FFOH nor any of its Subsidiaries has entered into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreements or other derivative instruments.

4.24     Year 2000

         Neither FFOH nor any of its Subsidiaries has received or has reason to believe that it will receive a rating of less than "satisfactory" on any Year 2000 Report of Examination of any Governmental Entity. FFOH has disclosed or made available to GFCO a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements.

4.25     Ownership of GFCO Common Stock

         Except for GFCO Stock Option Agreement, none of FFOH nor any of its Subsidiaries, nor to FFOH's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of GFCO Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding GFCO Common Stock.

4.26     Required Vote; Antitakeover Provisions

         (a) Subject to FFOH amending its Articles of Incorporation in accordance with Section 5.16(a) hereof and subject to the presence of a quorum at the meeting of the shareholders of FFOH called for the purpose of considering and acting upon the Merger, a majority of the issued and outstanding shares of FFOH Common Stock is necessary to approve the Merger and this Agreement and the transactions contemplated hereby on behalf of FFOH.

         (b) At least two-thirds of the Continuing Directors (as defined in the Articles of Incorporation of FFOH) has approved the Merger and this Agreement such that the provisions of (i) Paragraph A of Article XIV of the Articles of Incorporation of FFOH and (ii) Paragraph A of

Article XV of the Articles of Incorporation of FFOH shall be inapplicable to the Merger and this Agreement and the transactions contemplated hereby.

         (c) The affirmative vote of the holders of two-thirds of the issued and outstanding shares of common stock of Merger Corporation is necessary to approve the Merger and this Agreement and the transaction contemplated hereby on behalf of Merger Corporation.

         (d) The board of directors of FFOH took action on September 22, 1998, to approve GFCO as an "interested shareholder" for purposes of Chapter 1704 of the Ohio Revised Code.

4.27     Fairness Opinion

         FFOH has received an opinion of Sandler O'Neill & Partners, L.P. to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of FFOH Common Stock.

4.28     Accounting for the Merger; Reorganization

         As of the date hereof, FFOH does not have any reason to believe that the Merger will fail to qualify, as a result of any action or omission by FFOH or any FFOH Subsidiary, (i) for pooling-of-interests accounting treatment under generally accepted accounting principles or (ii) as a reorganization under
Section 368(a) of the Code.

4.29     Disclosures

         None of the representations and warranties of FFOH or any of the written information or documents furnished or to be furnished by FFOH to GFCO in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.


                                    ARTICLE V
                                    COVENANTS

5.1      Reasonable Best Efforts

         Subject to the terms and conditions of this Agreement, each of GFCO, FFOH and Merger Corporation shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger and the Bank Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party or parties hereto to that end.

5.2      Shareholder Meetings

         Each of FFOH and GFCO shall take all action necessary to properly call and convene a meeting of its respective shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of FFOH and the Board of Directors of GFCO will recommend that their respective shareholders approve this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Boards of Directors of FFOH or GFCO may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such respective Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3      Regulatory Matters

         (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Form S-4, including the Proxy Statement. Each of FFOH and GFCO shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and FFOH and GFCO each shall thereafter promptly mail the Proxy Statement to their respective shareholders. FFOH also shall use its best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of FFOH Common Stock pursuant to the Merger and all other transactions contemplated by this Agreement, and GFCO shall furnish all information concerning GFCO and the holders of GFCO Common Stock as may be reasonably requested in connection with any such action.

         (b) The parties hereto shall cooperate with each other and use their best efforts to prepare and file within 30 days of the date of this Agreement all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Merger). FFOH and GFCO shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (c) FFOH and GFCO shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of FFOH, GFCO or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Bank Merger Agreement.

         (d) FFOH and GFCO shall promptly furnish each other with copies of written communications received by FFOH or GFCO, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement and the Bank Merger Agreement.

5.4      Investigation and Confidentiality

         (a) Each of FFOH and GFCO shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each of FFOH and GFCO and their respective Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

         (b) Each of GFCO and FFOH shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 5.4(a) in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

         (c) No investigation by either of the parties hereto or their respective representatives shall affect the representations, warranties, covenants or agreements of the other party set forth herein.

5.5      Press Releases

         FFOH and GFCO shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6      Business of the Parties

         (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of FFOH, GFCO and GFCO Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. GFCO will use all reasonable efforts to (x) preserve its business organization and that of the GFCO Subsidiaries intact, (y) keep available to itself and FFOH the present services of the employees of GFCO and the GFCO Subsidiaries and (z) preserve for itself and FFOH the goodwill of the customers of GFCO and the GFCO Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of FFOH or as expressly contemplated hereby, between the date hereof and the Effective Time, GFCO shall not, and shall cause each GFCO Subsidiary not to:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of GFCO Common Stock, other than (i) quarterly cash dividends at a rate per share of GFCO Common Stock not in excess of $.11 per share and with record and payment dates consistent with past practice, provided that the declaration of the last quarterly dividend by GFCO prior to the Effective Time and the payment thereof shall be coordinated with, and subject to the approval of, FFOH so as to preclude any duplication of dividend benefit and be consistent with the condition set forth in Section 6.1(f) hereof (it being the intention of the parties that the stockholders of GFCO receive dividends for any particular quarter on either the GFCO Common Stock or the FFOH Common Stock but not both), and (ii) dividends paid by a GFCO Subsidiary on its capital stock to GFCO;

                  (ii) issue any shares of its capital stock, other than pursuant to (i) GFCO Options outstanding as of the date hereof pursuant to the GFCO Stock Option Plan, as Previously Disclosed pursuant to
         Section 3.1 hereof, and (ii) the GFCO Stock Option Agreement; issue, grant, modify or authorize any Rights, other than pursuant to GFCO Stock Option Agreement; or purchase any shares of GFCO Common Stock or FFOH Common Stock;

                  (iii) effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (iv) amend its Certificate of Incorporation or Bylaws or equivalent documents; impose, or suffer the imposition, on any share of stock held by GFCO in any GFCO Subsidiary of any material Lien or permit any such Lien to exist; or waive or release any material right or cancel or compromise any material debt or claim;

                  (v) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or accelerate the payment of any employment benefit or incentive to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to binding commitments existing on the date hereof as Previously Disclosed and (ii) in the case of employees who are not executive officers, such as may be granted in the ordinary course of business consistent with past practice;

                  (vi) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to or on behalf of any GFCO Employee Plan not in the ordinary course of business consistent with past practice;

                  (vii) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by GFCO or any GFCO Subsidiary or guarantee by GFCO or any GFCO Subsidiary of any such obligation, except in the case of Centennial for deposits, federal funds purchased, FHLB advances and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) except as contemplated by Section 5.9 hereof, any agreement, arrangement or commitment relating to the employment of, or severance of, an employee, or amend any such existing agreement, arrangement or commitment, provided that GFCO and any GFCO Subsidiary may employ an employee if necessary to operate the business of GFCO or a GFCO Subsidiary in the ordinary course of business consistent with past practice and if the employment of such employee is terminable by GFCO and any successor at will without liability, other than as required by law, or (z) any contract, agreement or understanding with a labor union;

                  (viii) change its method of accounting in effect for the year ended June 30, 1998, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by its and FFOH's independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the year ended June 30, 1998, except as required by changes in laws or regulations;

                  (ix) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

                  (x) make any capital expenditures in excess of $25,000 individually or $200,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (xi) file any applications or make any contract with respect to branching or site location or relocation;

                  (xii) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or enter into any new line of business;

                  (xiii) enter into any futures contract, option contract, interest rate cap, interest rate floor, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xiv) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xv) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of Section 368(a) of the Code;

                  (xvi) take any action that would or could reasonably be expected to result in any of the representations and warranties of GFCO contained in this Agreement not to be true and correct in any material respect at or prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI hereof not being satisfied or in violation of any provision of this Agreement, except in each case as may be required by applicable law; or

                  (xvii) agree to do any of the foregoing.

         (b) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of GFCO, FFOH, Merger Corporation and the Bank shall carry on their respective businesses in the ordinary course consistent with past practice. FFOH will use all reasonable efforts to (x) preserve its business organization and that of its Subsidiaries intact, (y) keep available the present services of the employees of FFOH and its Subsidiaries and
(z) preserve the goodwill of the customers of FFOH and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of GFCO or as expressly contemplated hereby, between the date hereof and the Effective Time, FFOH shall not, and shall cause Merger Corporation and the Bank not to:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of FFOH

         Common Stock, other than (i) quarterly cash dividends at a rate per share of FFOH Common Stock not in excess of $0.09 per share and with record and payment dates consistent with past practice, and (ii) dividends paid by a FFOH Subsidiary on its capital stock to FFOH;

                  (ii) issue any shares of its capital stock, other than in each case pursuant to (i) Rights outstanding as of the date hereof pursuant to FFOH Employee Stock Benefit Plans and (ii) the FFOH Stock Option Agreement; issue, grant, modify or authorize any Rights other than pursuant to the FFOH Stock Option Agreement; or purchase any shares of GFCO Common Stock or FFOH Common Stock;

                  (iii) effect any recapitalization, reclassification, stock split or like change in capitalization;

                  (iv) except as set forth in Section 5.16 hereof, amend its Articles of Incorporation, Code of Regulations, Charter or other governing instrument or Bylaws; impose, or suffer the imposition, on any share of stock held by GFCO in any GFCO Subsidiary of any material Lien or permit any such Lien to exist; or waive or release any material right or cancel or compromise any material debt or claim;

                  (v) except as Previously Disclosed, increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or accelerate the payment of any employment benefit or incentive to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to binding commitments existing on the date hereof as Previously Disclosed and
         (ii) in the case of employees who are not executive officers, such as may be granted in the ordinary course of business consistent with past practice;

                  (vi) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to or on behalf of any FFOH Employee Plan not in the ordinary course of business consistent with past practice;

                  (vii) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by FFOH or any FFOH Subsidiary or guarantee by FFOH or any FFOH Subsidiary of any such obligation, except in the case of the Bank for deposits, federal funds purchased, FHLB advances and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) except as contemplated by Section 5.9 hereof, any agreement, arrangement or commitment relating to the employment of, or severance of, an employee, or amend any such existing agreement, arrangement or commitment, provided that FFOH and any FFOH Subsidiary may employ an employee if necessary to operate the business of FFOH or an FFOH Subsidiary in the ordinary course of business consistent with past practice and if the employment of such employee is terminable by FFOH and any successor at will without liability, other than as required by law, or (z) any contract, agreement or understanding with a labor union;

                  (viii) change its method of accounting in effect for the year ended December 31, 1997, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by its and GFCO's independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the year ended December 31, 1997, except as required by changes in laws or regulations;

                  (ix) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

                  (x) make any capital expenditures in excess of $25,000 individually or $200,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (xi) file any applications or make any contract with respect to branching or site location or relocation;

                  (xii) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or enter into any new line of business;

                  (xiii) enter into any futures contract, option contract, interest rate cap, interest rate floor, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xiv) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xv) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of Section 368(a) of the Code;

                  (xvi) take any action that would or could reasonably be expected to result in any of the representations and warranties of FFOH contained in this Agreement not to be true and correct in any material respect at or prior to the Effective Time, or in any of the conditions to the Merger set forth in
         Article VI hereof not being satisfied or in violation of any provision of this Agreement, except in each case as may be required by applicable law; or

                  (xvii) agree to do any of the foregoing.

         (c) Neither GFCO nor FFOH shall, and each of them shall cause its respective Subsidiaries not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, such party or any of its Subsidiaries, provided, however, that the Board of Directors of GFCO or FFOH, on behalf of GFCO and FFOH, respectively, may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. Each of GFCO and FFOH will promptly inform the other party of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.6(c).

5.7      Current Information

         During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending June 30, in the case of GFCO, and December 31, in the case of FFOH), GFCO and FFOH will deliver to the other party its quarterly report on Form 10-Q (or Form 10-QSB) under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, GFCO and FFOH will deliver to the other party its Annual Report on Form 10-K (or Form 10-KSB). Within 25 days after the end of each month, GFCO and FFOH will deliver to the other party a consolidated statement of financial condition and a consolidated statement of earnings, without related notes, for such month prepared in accordance with generally accepted accounting principles.

5.8      Indemnification; Insurance

         (a) From and after the Effective Time through the fifth anniversary of the Effective Time, FFOH (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of GFCO or any GFCO Subsidiary determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under the Certificate of Incorporation or Bylaws of GFCO or equivalent documents of any GFCO Subsidiary, as applicable, or applicable law or any agreement, arrangement or understanding which has been Previously Disclosed by GFCO pursuant to Section 3.16(a)(iii) hereof, in each case as in effect on the date hereof.

         (b) Any Indemnified Party wishing to claim indemnification under
Section 5.8(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter and
(iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent.

         (c) FFOH shall use its reasonable best efforts to maintain GFCO's existing directors' and officers' liability insurance policy (or a policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by GFCO for a period of three years following the Effective Time, provided, however, that in no event shall FFOH expend, in order to obtain such insurance, any amount per annum in excess of 200% of the amount of the actual annual premium paid as of the date hereof by GFCO for such insurance (the "Maximum Amount"), and provided further that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, FFOH shall use its reasonable best efforts to maintain the most advantageous policy of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

         (d) In the event that FFOH or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.8, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.9      Directors, Officers and Employees; Employee Benefit Plans and
         Arrangements

         (a) Effective as of the Effective Time, Paul D. Staubach shall resign as a director of FFOH.

         (b) Effective as of the Effective Time, (i) the number of directors of FFOH shall be increased by four and (ii) FFOH agrees to take all action necessary to elect Robert R. Sudbrook, Edgar A. Rust, Daniel W.
Geeding, Kenneth C. Lichtendahl and John L. Torbeck as directors of FFOH.

         (c) Effective as of the Effective Time, (i) the number of directors of the Bank and Merger Corporation shall be increased by six, (ii) FFOH agrees to take all action necessary to elect Joseph D. Hughes, Robert R. Sudbrook, Edgar
A. Rust, Daniel W. Geeding, Kenneth C. Lichtendahl and John L. Torbeck as directors of the Bank and Merger Corporation and (iii) Ronald L. Goodfellow, Albert W. Moeller, John P. Torbeck and Milton L. Van Schoik shall become directors emeritus of FFOH for a term of 35 months and in which capacity they will receive a fee for their service as directors emeritus of $1,000 per month.

         (d) Effective as of the Effective Time, Robert R. Sudbrook shall be elected as President and Chief Executive Officer of FFOH and Chairman of the Board and Chief Executive Officer of the Bank and Mr. Sudbrook shall be entitled to be compensated at a rate not less than the rate of compensation received by him from Centennial immediately prior to the Effective Time.

         (e) Effective as of the Effective Time, John R. Reusing shall be elected as Chairman of the Board of FFOH and President of the Bank.

         (f) Prior to the Effective Time, FFOH shall take all reasonable action so that employees of GFCO and GFCO Subsidiaries shall be entitled to participate in the FFOH Employee Plans of general applicability to the same extent as similarly-situated employees of FFOH and its Subsidiaries as of the Effective Time. For purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for benefit accrual) under the FFOH Employee Plans, FFOH and the FFOH Employee Plans shall recognize years of service with GFCO, any GFCO Subsidiary or any predecessor thereof or entity acquired by GFCO or a GFCO Subsidiary as such service is recognized by and reflected on the records of GFCO and the GFCO Employee Plans.

         (g) All employees of GFCO or a GFCO Subsidiary as of the Effective Time shall become employees of FFOH or an FFOH Subsidiary as of the Effective Time, provided that, with respect to employees of GFCO or Centennial who are not covered by employment agreements, FFOH shall have no obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of GFCO or any GFCO

Subsidiary who is not covered by an employment agreement a right to continuing employment with FFOH or an FFOH Subsidiary after the Effective Time.

         (h) The parties hereto agree that the GFCO ESOP and the GFCO 401(k) Plan shall either be terminated or merged with the comparable FFOH plans in accordance with the terms thereof and applicable laws and regulations effective as of the Effective Time in the case of the GFCO 401(k) Plan and as soon thereafter as practicable in the case of the GFCO ESOP.

         (i) To enable the Merger to qualify for "pooling of interests" accounting treatment, GFCO and Centennial will use their best efforts to cause holders of GFCO Options pursuant to the GFCO Stock Option Plan to, as promptly as practicable, waive the features of such GFCO Options that allow such options to be converted into cash.

5.10     Certain Policies; Integration

         (a) FFOH and GFCO shall confer and shall, consistent with generally accepted accounting principles, establish such additional accruals and reserves as may be necessary to conform their accounting and credit loss reserve practices and methods with respect to the conduct of their combined businesses following the Merger and to provide for the costs and expenses relating to the consummation of the transactions contemplated by this Agreement; provided, however, that neither party shall be required to take such action (i) if such action is prohibited by applicable law or by generally accepted accounting principles, (ii) if such action would have a Material Adverse Effect on such party following consummation of the Merger and the Bank Merger or (iii) all conditions precedent to the consummation of the transactions contemplated by this Agreement set forth in Article VI hereof have been satisfied or waived. The establishment of such accruals and reserves shall not, in and of itself, constitute a breach of any representation or warranty of FFOH or GFCO contained in this Agreement.

         (b) During the period from the date of this Agreement to the Effective Time, FFOH and GFCO each shall, and each shall cause its directors, officers and employees to, cooperate with and assist in the formulation of a plan of integration for FFOH and GFCO and their respective banking subsidiaries.

5.11     Stock Exchange Listing

         FFOH shall cause the shares of FFOH Common Stock to be issued in connection with the Merger to be approved for quotation on the Nasdaq Stock Market's National Market, subject to official notice of issuance, as of or prior to the Effective Time.

5.12     The Bank Merger

         (a) FFOH and GFCO shall take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause the Bank to merge with and into Centennial (the "Bank Merger") in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement as soon as practicable after consummation of the Merger. GFCO shall cause Centennial to enter into the

Bank Merger Agreement not later than one week from the date hereof. Centennial shall be the surviving corporation in the Bank Merger, and shall continue its corporate existence under the name "Centennial Bank" under the laws of the State of Ohio. Centennial will become a wholly-owned subsidiary of Merger Corporation upon the receipt of all requisite regulatory approvals. Upon consummation of the Bank Merger, the separate corporate existence of the Bank shall cease. The directors and executive officers of Centennial upon consummation of the Bank Merger shall be as set forth in the Bank Merger Agreement.

5.13     Affiliates; Restrictions on Resale

         (a) GFCO has Previously Disclosed to FFOH, and FFOH has Previously Disclosed to GFCO, a schedule of each person that, to the best of its knowledge, is deemed to be an "affiliate" of GFCO and FFOH, respectively (each an "Affiliate"), as that term is used in Rule 145 under the Securities Act or Accounting Series Releases 130 and 135 of the Commission.

         (b) Each of GFCO and FFOH shall use its reasonable best efforts to cause each person who may be deemed to be an Affiliate of GFCO and FFOH, respectively, to execute and deliver to FFOH as soon as practicable after the date of this Agreement, and in any event prior to the date of the meeting(s) of stockholders to be called pursuant to Section 5.2 hereof, a written agreement in the forms previously agreed to by FFOH and GFCO.

5.14     Disclosure Supplements

         From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.15     Failure to Fulfill Conditions

         In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party or parties. Each party will promptly inform the other party or parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger or the Bank Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger or the Bank Merger.

5.16     Amendment of the Articles of Incorporation and Bylaws of FFOH

         (a) FFOH shall take all steps necessary (including obtaining the requisite approval of FFOH's shareholders) to amend its Articles of Incorporation in order to provide that a majority of the issued and outstanding shares of FFOH Common Stock may approve (i) an agreement of merger or consolidation providing for the proposed merger or consolidation of FFOH with or into one or more other corporations or (ii) a proposed combination or majority share acquisition involving the issuance of shares of FFOH and requiring shareholder approval.

         (b) FFOH shall amend its Bylaws to provide that the following actions must be approved by not less than two-thirds of the authorized number of directors:

         (i) the hiring, termination, demotion, replacement, change of duties or reduction of compensation of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, a Senior Vice President or an Executive Vice President of FFOH, other than the changes contemplated by this Agreement;

         (ii) a change in the number of directors or filling any vacancy on the board of directors, regardless of how such vacancy is created;

         (iii) approval of, or recommendation to the shareholders of the approval of, any merger, consolidation, combination, control share acquisition or majority share acquisition to which FFOH is a party or any sale or other transfer of all or substantially all of the assets of FFOH;

         (iv) approval of, or recommendation to the shareholders of FFOH of the approval of, any amendment to the Articles of Incorporation, Code of Regulations or Bylaws of FFOH; or

         (v) the appointment of directors to committees of the Board of Directors of FFOH, any change in the members of any committee of the Board of Directors of FFOH, the filling of any vacancies with respect to any committees of the Board of Directors of FFOH and the discharge of any committee of the Board of Directors of FFOH.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions Precedent - FFOH, Merger Corporation and GFCO

         The respective obligations of FFOH, Merger Corporation and GFCO to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

         (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken by FFOH, Merger Corporation and GFCO, including approval by the requisite vote of the respective shareholders of FFOH and GFCO of this Agreement, and all corporate and shareholder action necessary to authorize the execution and delivery of the Bank Merger Agreement and consummation of the transactions contemplated thereby shall have been duly and validly taken by Centennial and the Bank.

         (b) All approvals and consents for the transactions contemplated hereby and the Bank Merger Agreement from any Governmental Entity the approval or consent of which is required for the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired, provided, however, that no approval, consent or waiver referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to FFOH and GFCO that had such condition or requirement been known neither GFCO nor FFOH, in its reasonable judgment, would have entered into this Agreement.

         (c) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 6.1(b) hereof) whose consent, approval or waiver shall be required in connection with the Merger and the Bank Merger under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which GFCO, FFOH, or any of their respective Subsidiaries is a party or is otherwise bound shall have been obtained, except those consents or approvals for which failure to obtain would not have, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on GFCO and FFOH.

         (d) None of FFOH, GFCO or their respective Subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Bank Merger or any of the other transactions contemplated hereby.

         (e) The Form S-4 shall have become effective under the Securities Act, and FFOH shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue FFOH Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

         (f) The shares of FFOH Common Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq Stock Market's National Market, subject to official notice of issuance.

         (g) Grant Thornton LLP shall have issued a letter dated as of the Effective Time to FFOH and to GFCO to the effect that, based on a review of this Agreement and related agreements and the facts and circumstances then known to it, the Merger shall be accounted for as a pooling-of-interests under generally accepted accounting principles, and FFOH shall have received from the Affiliates of GFCO the agreements referred to in Section 5.13(b) hereof to the extent necessary to ensure in the reasonable judgment of FFOH and GFCO that the Merger shall be accounted for in such manner.

         (h) There shall not be pending any proceeding initiated by any Governmental Entity to seek an order, injunction or decree which prevents consummation of the Merger or the Bank Merger.

6.2      Conditions Precedent - GFCO

         The obligations of GFCO to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by GFCO pursuant to Section 7.4 hereof.

         (a) The representations and warranties of FFOH and Merger Corporation set forth in Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct (exclusive of any exception in such representations and warranties relating to materiality or Material Adverse Effect) unless the failure of any of the representations or warranties to be so true and correct would have, or reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect on FFOH.

         (b) FFOH and Merger Corporation shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by them pursuant to this Agreement on or prior to the Effective Time.

         (c) Each of FFOH and Merger Corporation shall have delivered to GFCO a certificate, dated the date of the Closing and signed by its President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

         (d) GFCO shall have received the written opinion of Vorys, Sater, Seymour & Pease LLP (which shall be based on such written representations (including without limitation the standard representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 722) from FFOH, GFCO and others as such counsel shall reasonably request as to factual matters) to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and to the effect that (i) except for cash received in lieu of fractional share interests, holders of GFCO Common Stock who receive FFOH Common Stock in the Merger will not recognize gain or loss for federal income tax purposes, (ii) the basis of such FFOH Common Stock will equal the basis of GFCO Common Stock for which it is exchanged, reduced by any amount allocable to a fractional share interest for which cash is received, and
(iii) the holding period of such FFOH Common Stock will include the holding period of GFCO Common Stock for which it is exchanged, assuming that such stock is a capital asset in the hands of the holder thereof at the Effective Time.

         (e) FFOH and/or Merger Corporation shall have furnished GFCO with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as GFCO may reasonably request.

6.3      Conditions Precedent - FFOH and Merger Corporation

         The obligations of FFOH and Merger Corporation to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by FFOH or Merger Corporation pursuant to Section 7.4 hereof.

         (a) The representations and warranties of GFCO set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct (exclusive of any exceptions in such representations and warranties relating to materiality or Material Adverse Effect) unless the failure of any of the representations or warranties to be so true and correct would have, or reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect on GFCO.

         (b) GFCO shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

         (c) GFCO shall have delivered to FFOH a certificate, dated the date of the Closing and signed by its President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

         (d) FFOH shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P. (which shall be based on such written representations (including without limitation the standard representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 722) from FFOH, GFCO and others as such counsel shall reasonably request as to factual matters) to the effect that the Merger and the Bank Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code and that, accordingly, for federal income tax purposes no gain or loss will be recognized by FFOH, GFCO, the Bank or Centennial (except to the extent that any such party may be required to recognize income due to the recapture of bad debt reserves as a result of the Bank Merger).

         (e) GFCO shall have furnished FFOH with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as FFOH may reasonably request.


                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1      Termination

         This Agreement may be terminated:

         (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

         (b) at any time on or prior to the Effective Time, by either FFOH or GFCO (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in writing if there shall have been a breach by the other party of (i) any covenant or undertaking of it contained herein or (ii) any representation or warranty of it contained herein, which in the case of GFCO would have, or could reasonably be expected to have, a Material Adverse Effect on GFCO and in the case of FFOH would have, or could reasonably be expected to have, a Material Adverse Effect on FFOH, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

         (c) at any time, by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or withdrawn at the request or recommendation of the applicable Governmental Entity or are approved in a manner which does not satisfy the requirements of Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run, or if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger or the Bank Merger;

         (d) at any time, by any party hereto in writing, if the shareholders of FFOH or GFCO do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

         (e) by either GFCO or FFOH in writing if the Effective Time has not occurred by the close of business on June 30, 1999, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by such date; and

         (f) by FFOH in writing if the Board of Directors of GFCO shall have failed to recommend or withdrawn, modified or changed in a manner adverse to the Merger its recommendation of this Agreement and the transactions contemplated hereby pursuant to Section 5.2 hereof or by the Board of Directors of GFCO if the Board of Directors of FFOH shall have failed to recommend or withdrawn, modified or changed in a manner adverse to GFCO its recommendation of this Agreement and the transactions contemplated hereby pursuant to Section 5.2 hereof.

7.2      Effect of Termination

         In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Section 5.4 and
Section 8.1, respectively, and this Section 7.2 shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d), (e) or
(f) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3      Survival of Representations, Warranties and Covenants

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 2.6, 2.8, 5.8 and 5.9 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive FFOH or GFCO (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either FFOH or GFCO.

7.4      Waiver

         Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of FFOH and GFCO) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of FFOH or GFCO have approved this Agreement shall not modify either the amount or form of the consideration to be provided hereby to the holders of GFCO Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5      Amendment or Supplement

         This Agreement may be amended or supplemented at any time by mutual agreement of FFOH, Merger Corporation and GFCO, subject to the proviso to
Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by the parties' respective Boards of Directors.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Expenses

         (a) Except as set forth in paragraphs (b) and (c) of this Section 8.1, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Form S-4 and the registration fees to be paid to the Commission in connection therewith shall be shared equally between GFCO and FFOH.

         (b) GFCO shall pay the expenses reasonably incurred by FFOH in connection with the transactions contemplated by this Agreement in the event GFCO or its Subsidiaries shall (i) default in its obligations hereunder or (ii) fail to recommend approval of the Merger to the GFCO shareholders pursuant to
Section 5.2 of this Agreement;

         (c) FFOH shall pay the expenses reasonably incurred by GFCO in connection with he transactions contemplated by this Agreement in the event FFOH or Merger Corporation shall (i) default in its obligations hereunder or (ii) fail to recommend approval of the Merger and the other transactions contemplated hereby (including the amendment to FFOH's Articles of Incorporation in accordance with Section 5.16(a) hereof) to the FFOH shareholders pursuant to
Section 5.2 of this Agreement;

         (d) Notwithstanding any provision in this Agreement to the contrary, in the event that any of the parties shall default in its obligations hereunder, either of the non-defaulting parties may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by such non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

8.2      Entire Agreement

         This Agreement (including the agreements to be executed and delivered pursuant hereto), the GFCO Stock Option Agreement, the FFOH Stock Option Agreement, the GFCO Stockholder Agreement, the FFOH Stockholder Agreement and the Confidentiality Agreement contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors.

8.3      Assignment; Successors

         A party hereto may not assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party or parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities, except as otherwise expressly provided in Sections 5.8 and 5.9 hereof.

8.4      Notices

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to FFOH or Merger Corporation:

                  Fidelity Financial of Ohio, Inc.
                  4555 Montgomery Road
                  Cincinnati, Ohio  45212
                  Attn:    John R. Reusing
                           President and Chief Executive Officer
                  Fax:     513-458-3473

         With a required copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, D.C.  20005
                  Attn:    Jeffrey D. Haas, Esq.
                  Fax:     202-347-2172

         If to GFCO:

                  Glenway Financial Corporation
                  5535 Glenway Avenue
                  Cincinnati, Ohio  45238
                  Attn:    Robert R. Sudbrook
                           President and Chief Executive Officer
                  Fax:     513-922-3024

         With a required copy to:

                  Vorys, Sater, Seymour & Pease LLP
                  221 East 4th Street
                  Cincinnati, Ohio 45201
                  Attn:    Terri R. Abare, Esq.
                  Fax:     513-723-4056

8.5      Interpretation

         The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement," "the date hereof" and terms of similar import herein, unless the context otherwise requires, shall be deemed to be the date first above written.

8.6      Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and entirely to be performed within such jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                                 FIDELITY FINANCIAL OF OHIO, INC.
Attest:



/s/ Paul D. Staubach                             By: /s/ John R. Reusing
- ---------------------------------------          --------------------------------------------
Name:  Paul D. Staubach                          Name:  John R. Reusing
Title: Senior Vice President, Chief              Title: President and Chief Executive Officer
        Financial Officer and Secretary


                                                 FIDELITY ACQUISITION CORPORATION
Attest:


/s/ Paul D. Staubach                             By: /s/ John R. Reusing
- ---------------------------------------          --------------------------------------------
Name:  Paul D. Staubach                          Name:  John R. Reusing
Title: Senior Vice President, Chief              Title: President and Chief Executive Officer
                                                         Financial Officer and Secretary

                                                 GLENWAY FINANCIAL CORPORATION
Attest:


/s/ Daniel W. Geeding                            By: /s/ Robert R. Sudbrook
- ---------------------------------------          --------------------------------------------
Name:  Daniel W. Geeding                         Name:  Robert R. Sudbrook
Title: Secretary                                 Title: President and Chief Executive Officer

EXHIBIT A


                               AGREEMENT OF MERGER

         Agreement of Merger, dated as of September 28, 1998, by and between Fidelity Federal Savings Bank (the "Bank") and Centennial Savings Bank ("Centennial").

                                   WITNESSETH:

         WHEREAS, Centennial is an Ohio-chartered savings bank and a wholly-owned subsidiary of Glenway Financial Corporation ("GFCO"); and

         WHEREAS, the Bank is a federally chartered savings bank and a wholly-owned subsidiary of Fidelity Acquisition Corporation ("Merger Corporation") which is in turn a wholly-owned subsidiary of Fidelity Financial of Ohio, Inc. ("FFOH"); and

         WHEREAS, FFOH, Merger Corporation and GFCO have entered into an Agreement of Merger, dated as of September 28, 1998 (the "Agreement"), pursuant to which GFCO will merge with and into Merger Corporation (the "Parent Merger"); and

         WHEREAS, the Bank and Centennial desire to merge on the terms and conditions herein provided immediately following the effective time of the Parent Merger.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

         I. The Merger. Subject to the terms and conditions of this Agreement of Merger, at the Effective Time (as defined in Section 2 hereof), the Bank shall merge with and into Centennial (the "Merger") under the laws of the State of Ohio and the United States. Centennial shall be the surviving bank of the Merger (the "Surviving Bank").

         II. Effective Time. The Merger shall become effective on the date and at the time that a Certificate of Merger is filed with the Secretary of State of Ohio, unless a later date and time is specified as the effective time on such Certificate of Merger (the "Effective Time").

         III. Articles of Incorporation; Constitution; Bylaws. The Articles of Incorporation, Constitution and Bylaws of Centennial in effect immediately prior to the Effective Time shall be the Articles of Incorporation, Constitution and Bylaws of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law.

         IV. Name; Offices. The name of the Surviving Bank shall be "Centennial Bank." The main office of the Surviving Bank shall be the main office of Centennial immediately prior to the Effective Time. All branch offices of the Bank and Centennial which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by the Bank or Centennial and applicable regulatory authorities after the date hereof. Schedule I hereto contains a list of each of the deposit taking offices of the Bank and Centennial which shall be operated by the Surviving Bank, subject to the opening or closing of any offices which may be authorized by the Bank or Centennial and applicable regulatory authorities after the date hereof.

         V. Directors and Executive Officers. Upon consummation of the Merger,
(i) the directors of the Surviving Bank shall consist of 12 persons the names and residence addresses of which are set forth as Schedule II hereto and (ii) the executive officers of the Surviving Bank shall be the executive officers of the Bank immediately prior to the Effective Time, except that Robert R. Sudbrook shall be Chairman of the Board of Directors and Chief Executive Officer of the Surviving Bank, John R. Reusing shall be the President of the Surviving Bank and Elaine M. Schmidt shall be the Senior Vice President and Chief Operations Officer of the Surviving Bank. Directors and officers of the Surviving Bank shall serve for such terms as are specified in the Articles of Incorporation, Constitution and Bylaws of the Surviving Bank.

         VI. Effects of the Merger. Upon consummation of the Merger, and in addition to the effects set forth at 12. C.F.R. ss. 552.13 and Sections 1161.76 and 1701.82 of the Ohio Revised Code and other applicable law:

         1. all rights, franchises and interests of the Bank in and to every type of property (real, personal and mixed), tangible and intangible, and chooses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interest were held or enjoyed by the Bank immediately prior to the Effective Time; and

         2. the Surviving Bank shall be liable for all liabilities of the Bank, fixed or contingent, including all deposits, accounts, debts, obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of the Bank shall be preserved unimpaired. In accordance with 12 C.F.R. ss. 563b.3(f), the Surviving Bank shall assume and maintain the liquidation account established by the Bank in connection with its conversion to stock form.

         3. Upon the consummation of the Merger, and as a result of the Merger, each savings deposit or other account of the Bank then existing shall, automatically and without further act of the Surviving Bank or the Bank or the holder thereof, be canceled and extinguished. In substitution and exchange for each passbook savings deposit so canceled and extinguished, the holder thereof shall automatically receive from the Surviving Bank a Surviving Bank passbook savings account with a beginning balance equal in dollar amount to the dollar amount of the Bank passbook savings deposit account so canceled and extinguished and otherwise on the same terms as other passbook savings accounts accepted by the Surviving Bank at the time of the consummation of the Merger. In substitution for each Bank savings deposit other than a passbook savings deposit so canceled and extinguished, the holder thereof shall automatically receive from the Surviving Bank a Surviving Bank savings account with a beginning balance equal in dollar amount to the dollar amount of the Bank savings deposit account so canceled and extinguished and otherwise having the same terms as the Bank savings deposit so canceled and extinguished.

         The holder of each Bank savings deposit or other account canceled and extinguished in connection with the Merger shall forthwith be entered on the records of the Surviving Bank as the holder of an appropriate Surviving Bank savings deposit or other account in an amount determined as provided in this Agreement of Merger. Until surrendered to the Surviving Bank, each passbook, certificate of deposit or other account issued by the Bank and outstanding at the effective time of the Merger shall be deemed, for all purposes, to evidence a savings deposit or other account of the Surviving Bank.

         Upon surrender of a passbook, certificate of deposit or other document issued by the Bank which theretofore evidenced a Bank savings deposit or other account, the Surviving Bank shall deliver in substitution therefor an account book or other document evidencing the Surviving Bank savings deposit or other account received by such person in accordance with this Agreement of Merger.

         VII. Effect on Shares of Stock.

         A. Each share of Acquiror Bank common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

         B. At the Effective Time, each share of Bank common stock issued and outstanding prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled. Any shares of Bank common stock held in the treasury of the Bank immediately prior to the Effective Time shall be retired and canceled.

         VIII. Additional Actions. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of the Bank acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement of Merger, the Bank and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement of Merger; and the proper officers and directors of the Surviving Bank are fully authorized in the name of the Bank or otherwise to take any and all such action.

         IX. Counterparts. This Agreement of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

         X. Governing Law. This Agreement of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the United States and, to the extent applicable, the State of Ohio.

         XI. Amendment. Subject to applicable law, this Agreement of Merger may be amended, modified or supplemented only by written agreement of the Acquiror Bank and the Bank at any time prior to the Effective Time.

         XII. Waiver. Any of the terms or conditions of this Agreement of Merger may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

         XIII. Assignment. This Agreement of Merger may not be assigned by any party hereto without the prior written consent of the other party.

         XIV. Termination. This Agreement of Merger shall terminate upon the termination of the Agreement in accordance with its terms.

         XV. Procurement of Approvals. This Agreement of Merger shall be subject to the approval of GFCO, as the sole shareholder of Centennial, and Merger Corporation, as the sole shareholder of the Bank, at meetings to be called and held or by consent in lieu thereof in accordance with the applicable provisions of law and their respective Charter, Articles of Incorporation, Constitution and Bylaws (or a consent or consents in lieu thereof). The Acquiror Bank and the Bank shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms provided herein, including without limitation the preparation and submission of such applications or other filings for approval of or in connection with the Merger to the Ohio Department of Commerce, Division of Financial Institutions, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision as may be required by applicable laws and regulations.

         XVI. Conditions Precedent. The obligations of the parties under this Agreement of Merger shall be subject to: (i) the approval of this Agreement of Merger by GFCO, as the sole shareholder of Centennial, and Merger Corporation, as the sole shareholder of the Bank, at meetings of shareholders duly called and held (or by consent or consents in lieu thereof), in each case without any exercise of such dissenters' rights as may be applicable; (ii) receipt of approval of the Merger from all governmental and banking authorities whose approval is required; (iii) receipt of any necessary regulatory approval to operate the main office and the branch offices of the Bank as offices of the Surviving Bank; and (iv) the consummation of the Parent Merger pursuant to the Agreement on or before the Effective Time.

         XVII. Effectiveness of Merger. Notwithstanding anything to the contrary contained herein, the Merger shall not be deemed to be effective unless and until the requirements of 12 C.F.R. ss. 552.13 and Section 1161.76 of the Ohio Revised Code are met.

         IN WITNESS WHEREOF, each of the Acquiror Bank and the Bank has caused this Agreement of Merger to be executed on its behalf by its duly authorized officers.


                                            FIDELITY FEDERAL SAVINGS BANK
Attest:



/s/ Paul D. Staubach                        By: /s/ John R. Reusing
- -----------------------------------         ------------------------------------
Name:  Paul D. Staubach                     Name:  John R. Reusing
Title: Senior Vice President,               Title: President and Chief Executive
        Chief Financial Officer and                Officer
        Secretary


                                            CENTENNIAL SAVINGS BANK
Attest:


/s/ Terri Brogan                            By: /s/ Robert R. Sudbrook
- -----------------------------------         ------------------------------------
Name:  Terri Brogan                         Name:  Robert R. Sudbrook
Title: Assistant Secretary                  Title: President and Chief Executive
                                                   Officer

SCHEDULE I

List of Offices of
the Surviving Corporation

   Home Office:
                             5535 Glenway Avenue
                             Cincinnati, Ohio 45238

Branch Offices:

                             4555 Montgomery Road
                             Cincinnati, Ohio 45212

                             8434 Vine Street
                             Cincinnati, Ohio 45216

                             7136 Miami Avenue
                             Cincinnati, Ohio 45243

                             11100 Reading Road
                             Cincinnati, Ohio 45241

                             11700 Princeton Pike
                             Springdale, Ohio 45246

                             4144 Hunt Road
                             Blue Ash, Ohio  45236

                             5030 Delhi Avenue
                             Cincinnati, Ohio 45238

                             3316 Glenmore Avenue
                             Cincinnati, Ohio 45211

                             3777 Hamilton Cleves Road
                             Hamilton, Ohio 45013

                             8045 Colerain Avenue
                             Cincinnati, Ohio 45239

                             4221 Glenway Avenue
                             Cincinnati, Ohio 45205

                             5681 Rapid Run
                             Cincinnati, Ohio 45238

                             3916 Harrison Avenue
                             Cincinnati, Ohio 45211

                             9090 Colerain Avenue
                             Cincinnati, Ohio 45251

                             7944 Beechmont Avenue
                             Cincinnati, Ohio 45255

                             10640 Loveland-Madeira Road
                             Loveland, Ohio 45140


SCHEDULE II
Name of Director                        Residence Address                           Term of Office Expires

Joseph D.  Hughes                       743 Huntersknoll Lane                       1999
                                        Cincinnati, Ohio 45230
David A. Luecke                         6609 Powner Farm Drive                      1999
                                        Cincinnati, Ohio  45248
Michael W. Jordan                       9266 Witherbone Court                       1999
                                        Cincinnati, Ohio 45242
Constantine N. Papadakis                103 Airdale Road                            1999
                                        Rosemont, Pennsylvania  19010
John R. Reusing                         1307 Tara Ridge                             1999
                                        Milford, Ohio  45150
Thomas N. Spaeth                        824 Farmsworth Drive                        1999
                                        Cincinnati, Ohio 45255
Robert W. Zumbiel                       121 Sunset Drive                            1999
                                        Crestview Hills, Kentucky 41017
Robert R. Sudbrook                      5581 Woodbridge Lane                        1999
                                        Cincinnati, Ohio 45069
Edgar A. Rust                           5848 Bayou Court                            1999
                                        Cincinnati, Ohio 45248
Daniel W. Geeding                       3584 Raymar Drive                           1999
                                        Cincinnati, Ohio 45208
Kenneth C. Lichtendahl                  5889 Lawrence Road                          1999
                                        Cincinnati, Ohio 45248
John L. Torbeck                         2275 Beechgrove Drive                       1999
                                        Cincinnati, Ohio 45233

EXHIBIT B


                             STOCK OPTION AGREEMENT

         Stock Option Agreement, dated as of September 28, 1998, between Fidelity Financial of Ohio, Inc., an Ohio corporation ("Grantee"), and Glenway Financial Corporation, a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

         WHEREAS, Grantee and Issuer have entered into an Agreement of Merger of even date herewith (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into a wholly-owned subsidiary of Grantee (the "Merger");

         WHEREAS, as a condition and an inducement to Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 456,349 fully paid and nonassessable shares (the "Option Shares") of common stock, par value $0.01 per share, of Issuer (the "Common Stock") at a price per share equal to $17.25 (the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, the number of shares of Common Stock subject to the Option shall be increased so that, after such event, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

         2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of the first exercise (as provided in paragraph (e) of this Section 2) within 90 days following the first Subsequent Triggering Event to occur (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination was non-volitional); or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional), provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month-period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. The term "Last Triggering Event" shall mean the last "Initial Triggering Event" to expire, and the term "Holder" shall mean the holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 7.1(b) thereof as a result of such a willful material breach.

         (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                  (i) Issuer or any Subsidiary of Issuer (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder), other than Grantee or any Subsidiary of Grantee (a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned Subsidiaries of Issuer, provided any such transaction is not entered into in violation of the terms of the Merger Agreement, or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least 50% of the Common Stock of Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement), (x) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary or (z) any substantially similar transaction; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

                  (ii) Any person, other than Grantee or a Grantee Subsidiary, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                  (iii) Any person, other than Grantee or a Grantee Subsidiary, shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

                  (iv) The Issuer Board, without having received Grantee's prior written consent, shall have withdrawn or modified, or publicly announced its interest to withdraw or modify in any manner adverse in any respect to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction, or Issuer or any Issuer Subsidiary shall have authorized, recommended or proposed, or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

                  (v) Any person other than Grantee or a Grantee Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

                  (vi) After an overture is made by any person, other than Grantee or a Grantee Subsidiary, to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and (y) shall not have been cured prior to the Notice Date (as defined below); or

                  (vii) Any person other than Grantee or a Grantee Subsidiary shall have filed an application or notice with the Office of Thrift Supervision (the "OTS") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

         (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

                  (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) of the second sentence thereof shall be 20%.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

         (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of the OTS or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the State of Ohio or a day on which banking institutions in the State of Ohio are authorized by law or executive order to close.

         (f) At a Closing, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

         (g) At a Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

         (h) Certificates for Common Stock delivered at a Closing hereunder may be endorsed (in the sole discretion of Issuer) with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                  (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under paragraph (e) of this
Section 2, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including without limitation (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Home Owners Loan Act ("HOLA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the OTS or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in connection with the preparation of such applications or notices and providing such information to the OTS or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and
(iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as are set forth herein in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, subject to the aforementioned indemnification, if applicable, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of Option Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

         (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Common Stock or similar transaction, the type and number of Option Shares shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of Option Shares that Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

         (b) Whenever the number of Option Shares is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Option Shares purchasable after the adjustment.

         6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six months (or such later period as provided in Section 10) following such Subsequent Triggering Event

(whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Option Shares issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option and the Option Shares, a registration statement under the 1933 Act and qualify such Option and Option Shares for resale or other disposition under applicable state securities laws, in each case in accordance with any plan of disposition requested by Grantee. Issuer will use all reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option and/or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of shares represented by the Option and/or the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of shares represented by the Option and/or the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any such registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

         7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of any Holder delivered within 90 days following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (ii) at the request of the owner of Option Shares from time to time (the

"Owner"), delivered within 90 days following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the greater of (A) the Market/Offer Price and (B) the average exercise price per share paid by the Owner for the Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any person, other than Grantee or a Grantee Subsidiary, pursuant to an agreement with Issuer of the kind described in
Section 2(b)(i), (iii) the highest closing price for shares of Common Stock within the shorter of the period from the date of this Agreement up to the date on which such required repurchase of the Option or Option Shares, as the case may be, occurs or the six-month period immediately preceding the date of such required repurchase of the Option or Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the price paid in such sale for such assets or deposits and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally-recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

         (b) Each Holder and Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner, as the case may be, elects to require Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

         (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or such Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within two business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and Issuer hereby undertakes to use all reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering with respect to Options or Option Shares as to which the Holder or the Owner, as the case may be, has not revoked its repurchase demand; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

         8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquiror in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or any Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of any Holder, of either
(x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

         (b)      The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of an Issuer Subsidiary).

                  (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                  (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section

                  (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger, share exchange or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger, share exchange or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

         (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall, to the extent legally permissible, be as similar as possible to, and in no event less advantageous to the Holder than, the terms of the Option. The issuer of the Substitute Option also shall enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

         (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this paragraph (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this paragraph (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this paragraph (e). This difference in value shall be determined by a nationally- recognized investment banking firm selected by a majority in interest of the Holders and reasonably acceptable to the Acquiring Corporation.

         (f) Issuer shall not enter into any transaction described in paragraph
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

         9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of each owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the greater of (A) the Highest Closing Price and (B) the average exercise price per share paid by the Substitute Share Owner for the Substitute Shares so designated, multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

         (b) Each Substitute Option Holder and Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within two business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor, or the portion(s) thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

         (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within two business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use all reasonable efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

         10. The 90-day or 6-month periods for exercise of certain rights under Sections 2, 6, 7 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

         11. (a) Issuer hereby represents and warrants to Grantee as follows:

                  (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer and is a valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

                  (ii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         (b) Grantee hereby represents and warrants to Issuer that:

                  (i) Grantee has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Grantee and is a valid and legally binding obligation of Grantee.

                  (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

         12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within six months following such Subsequent Triggering Event; provided, however, that until the date 15 days following the date on which the OTS approves an application by Grantee under the HOLA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the OTS.

         13. Each of Grantee and Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the OTS under the HOLA for approval to acquire the shares issuable hereunder and applying for listing or quotation of such shares on any exchange or quotation system on which the Common Stock is then listed or quoted.

         14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as the case may be, is not permitted to repurchase pursuant to Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the Holder to acquire or to require Issuer or Substitute Option Issuer, as the case may be, to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflict of law principles thereof.

         18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         20. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

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

         21. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                            FIDELITY FINANCIAL OF OHIO, INC.
Attest:



/s/ Paul D. Staubach                        By: /s/ John R. Reusing
- -------------------------------             ------------------------------------
Name:  Paul D. Staubach                     Name:  John R. Reusing
Title: Senior Vice President,               Title: President and Chief Executive
        Chief Financial Officer                      Officer
        and Secretary


                                            GLENWAY FINANCIAL CORPORATION
Attest:



/s/ Daniel W. Geeding                       By: /s/ Robert R. Sudbrook
- -------------------------------             ------------------------------------
Name:  Daniel W. Geeding                    Name:  Robert R. Sudbrook
Title: Secretary                            Title: President and Chief Executive
                                                    Officer

EXHIBIT C


                              STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT, dated as of September 28, 1998, by and among Fidelity Financial of Ohio, Inc. ("FFOH"), an Ohio corporation, and certain stockholders of Glenway Financial Corporation ("GFCO"), a Delaware corporation, named on Schedule I hereto (collectively, the "Stockholders").

                                   WITNESSETH:

         WHEREAS, FFOH and GFCO have entered into an Agreement of Merger of even date herewith (the "Agreement"), providing for, among other things, the merger of GFCO with and into a wholly-owned subsidiary of FFOH (the "Merger"); and

         WHEREAS, in order to induce FFOH to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of GFCO.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Ownership of GFCO Common Stock. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of GFCO, $0.01 par value per share ("GFCO Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto (which does not include shares held solely in a fiduciary capacity).

         2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

                  (a) such Stockholder shall, at any meeting of GFCO's stockholders called for the purpose, vote, or cause to be voted, all shares of GFCO Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement;

                  (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of GFCO's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of GFCO Common Stock;

                  (c) such Stockholder shall not in his capacity as a stockholder of GFCO directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than FFOH or an affiliate thereof) concerning


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

any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving GFCO or any subsidiary of GFCO (provided that nothing herein shall be deemed to affect the ability of any Stockholder to fulfill his duties as a director and/or officer of GFCO); and

                  (d) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

         Each Stockholder further agrees that GFCO's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of GFCO Common Stock unless the transfer has been effected in compliance with the terms of this Stockholder Agreement.

         3. Successors and Assigns. Subject to Section 5.13 of the Agreement and the terms of the agreement with affiliates of GFCO referred to therein, a Stockholder may sell, pledge, transfer or otherwise dispose of his shares of GFCO Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of GFCO's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of FFOH and that any acquiror of such GFCO Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

         4. Termination. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         5. Notices. Notices may be provided to FFOH and the Stockholders in the manner specified in Section 8.4 of the Agreement, with all notices to the Stockholders being provided to them at GFCO in the manner specified in such section.

         6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Ohio without giving effect to the principles of conflicts of laws thereof.

         7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

         IN WITNESS WHEREOF, FFOH, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                                FIDELITY FINANCIAL OF OHIO, INC.


                                By: /s/ John R. Reusing
                                    --------------------------------------------
                                    Name:  John R. Reusing
                                    Title: President and Chief Executive Officer


                                STOCKHOLDERS OF
                                GLENWAY FINANCIAL CORPORATION :


                                    /s/ Daniel W. Geeding
                                    --------------------------------------------
                                    Daniel W. Geeding

                                    /s/ Ronald L. Goodfellow
                                    --------------------------------------------
                                    Ronald L. Goodfellow


                                    /s/ Kenneth C. Lichtendahl
                                    --------------------------------------------
                                    Kenneth C. Lichtendahl

                                    /s/ Albert W. Moeller
                                    --------------------------------------------
                                    Albert W. Moeller

                                    /s/ Edgar A. Rust
                                    --------------------------------------------
                                    Edgar A. Rust

                                    /s/ Robert R. Sudbrook
                                    --------------------------------------------
                                    Robert R. Sudbrook

                                    /s/ John P. Torbeck
                                    --------------------------------------------
                                    John P. Torbeck

                                    /s/ Milton L. Van Schoik
                                    --------------------------------------------
                                    Milton L. Van Schoik

                                   SCHEDULE I


                                                          Number of Shares of
                                                          GFCO Common Stock
Name of Stockholder                                       Beneficially Owned

Daniel W. Geeding                                               31,453
Ronald L. Goodfellow                                            27,238
Kenneth C. Lichtendahl                                          40,896
Albert W. Moeller                                               23,948
Edgar A. Rust                                                   75,671
Robert R. Sudbrook                                              46,950
John P. Torbeck                                                 35,294
Milton L. Van Schoik                                            24,898

EXHIBIT D


                             STOCK OPTION AGREEMENT

         Stock Option Agreement, dated as of September 28, 1998, between Fidelity Financial of Ohio, Inc., an Ohio corporation ("Issuer"), and Glenway Financial Corporation, a Delaware corporation ("Grantee").

                              W I T N E S S E T H:

         WHEREAS, Issuer and Grantee have entered into an Agreement of Merger of even date herewith (the "Merger Agreement"), providing for, among other things, the merger of Grantee with and into a wholly-owned subsidiary of Issuer (the "Merger");

         WHEREAS, as a condition and an inducement to Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 1,114,793 fully paid and nonassessable shares (the "Option Shares") of common stock, par value $0.10 per share, of Issuer (the "Common Stock") at a price per share equal to $12.15 (the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, the number of shares of Common Stock subject to the Option shall be increased so that, after such event, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

         2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the

Holder shall have sent the written notice of the first exercise (as provided in paragraph (e) of this Section 2) within 90 days following the first Subsequent Triggering Event to occur (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination was non-volitional); or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional), provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month-period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. The term "Last Triggering Event" shall mean the last "Initial Triggering Event" to expire, and the term "Holder" shall mean the holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 7.1(b) thereof as a result of such a willful material breach.

         (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                  (i) Issuer or any Subsidiary of Issuer (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder), other than Grantee or any Subsidiary of Grantee (a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned Subsidiaries of Issuer, provided any such transaction is not entered into in violation of the terms of the Merger Agreement, or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least 50% of the Common Stock of Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement), (x) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary or (z) any substantially similar transaction; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

                  (ii) Any person, other than Grantee or a Grantee Subsidiary, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                  (iii) Any person, other than Grantee or a Grantee Subsidiary, shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

                  (iv) The Issuer Board, without having received Grantee's prior written consent, shall have withdrawn or modified, or publicly announced its interest to withdraw or modify in any manner adverse in any respect to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction, or Issuer or any Issuer Subsidiary shall have authorized, recommended or proposed, or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

                  (v) Any person other than Grantee or a Grantee Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

                  (vi) After an overture is made by any person, other than Grantee or a Grantee Subsidiary, to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and (y) shall not have been cured prior to the Notice Date (as defined below); or

                  (vii) Any person other than Grantee or a Grantee Subsidiary shall have filed an application or notice with the Office of Thrift Supervision (the "OTS") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

         (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

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                  (i) The acquisition by any person (other than Grantee or any
Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

                  (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) of the second sentence thereof shall be 20%.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

         (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of the OTS or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the State of Ohio or a day on which banking institutions in the State of Ohio are authorized by law or executive order to close.

         (f) At a Closing, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

         (g) At a Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

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

         (h) Certificates for Common Stock delivered at a Closing hereunder may be endorsed (in the sole discretion of Issuer) with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                  (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under paragraph (e) of this
Section 2, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including without limitation (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Home Owners Loan Act ("HOLA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval


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of or notice to the OTS or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in connection with the preparation of such applications or notices and providing such information to the OTS or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and
(iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as are set forth herein in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, subject to the aforementioned indemnification, if applicable, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of Option Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

         (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Common Stock or similar transaction, the type and number of Option Shares shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of Option Shares that Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

         (b) Whenever the number of Option Shares is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Option Shares purchasable after the adjustment.

         6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six months (or such later period as provided in Section 10) following such Subsequent Triggering Event


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(whether on its own behalf or on behalf of any subsequent holder of this Option
(or part thereof) or any of the Option Shares issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option and the Option Shares, a registration statement under the 1933 Act and qualify such Option and Option Shares for resale or other disposition under applicable state securities laws, in each case in accordance with any plan of disposition requested by Grantee. Issuer will use all reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option and/or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of shares represented by the Option and/or the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of shares represented by the Option and/or the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any such registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

         7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of any Holder delivered within 90 days following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (ii) at the request of the owner of Option Shares from time to time (the


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

"Owner"), delivered within 90 days following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the greater of (A) the Market/Offer Price and (B) the average exercise price per share paid by the Owner for the Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any person, other than Grantee or a Grantee Subsidiary, pursuant to an agreement with Issuer of the kind described in
Section 2(b)(i), (iii) the highest closing price for shares of Common Stock within the shorter of the period from the date of this Agreement up to the date on which such required repurchase of the Option or Option Shares, as the case may be, occurs or the six-month period immediately preceding the date of such required repurchase of the Option or Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the price paid in such sale for such assets or deposits and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally-recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

         (b) Each Holder and Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner, as the case may be, elects to require Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

         (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or such Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within two business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or


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

regulatory body or agency, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and Issuer hereby undertakes to use all reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering with respect to Options or Option Shares as to which the Holder or the Owner, as the case may be, has not revoked its repurchase demand; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

         8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquiror in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or any Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of any Holder, of either
(x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

         (b)      The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of an Issuer Subsidiary).

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

                  (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                  (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

                  (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger, share exchange or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger, share exchange or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

         (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall, to the extent legally permissible, be as similar as possible to, and in no event less advantageous to the Holder than, the terms of the Option. The issuer of the Substitute Option also shall enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

         (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this paragraph (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this paragraph (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this paragraph (e). This difference in value shall be determined by a nationally- recognized investment banking firm selected by a majority in interest of the Holders and reasonably acceptable to the Acquiring Corporation.

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

         (f) Issuer shall not enter into any transaction described in paragraph
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

         9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of each owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the greater of (A) the Highest Closing Price and (B) the average exercise price per share paid by the Substitute Share Owner for the Substitute Shares so designated, multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

         (b) Each Substitute Option Holder and Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within two business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor, or the portion(s) thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

         (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within two


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

business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this
Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use all reasonable efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

         10. The 90-day or 6-month periods for exercise of certain rights under Sections 2, 6, 7 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

         11. (a) Issuer hereby represents and warrants to Grantee as follows:

                  (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer and is a valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights


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

generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

                  (ii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         (b)      Grantee hereby represents and warrants to Issuer that:

                  (i) Grantee has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Grantee and is a valid and legally binding obligation of Grantee.

                  (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

         12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within six months following such Subsequent Triggering Event; provided, however, that until the date 15 days following the date on which the OTS approves an application by Grantee under the HOLA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the OTS.

         13. Each of Grantee and Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the


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

consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the OTS under the HOLA for approval to acquire the shares issuable hereunder and applying for listing or quotation of such shares on any exchange or quotation system on which the Common Stock is then listed or quoted.

         14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as the case may be, is not permitted to repurchase pursuant to Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the Holder to acquire or to require Issuer or Substitute Option Issuer, as the case may be, to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflict of law principles thereof.

         18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         20. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns any rights, remedies,


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

obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         21. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                        FIDELITY FINANCIAL OF OHIO, INC.
Attest:



/s/ Paul D. Staubach                    By: /s/ John R. Reusing
- -------------------------------             ------------------------------------
Name:  Paul D. Staubach                     Name:  John R. Reusing
Title: Senior Vice President,               Title: President and Chief Executive
        Chief Financial Officer                     Officer
        and Secretary


                                        GLENWAY FINANCIAL CORPORATION
Attest:


/s/ Daniel W. Geeding                   By: /s/ Robert R. Sudbrook
- -------------------------------             ------------------------------------
Name:  Daniel W. Geeding                    Name:  Robert R. Sudbrook
Title: Secretary                            Title: President and Chief Executive
                                                    Officer


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


EXHIBIT E



                              STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT, dated as of September 28, 1998, by and among Glenway Financial Corporation ("GFCO"), a Delaware corporation, and certain stockholders of Fidelity Financial of Ohio, Inc. ("FFOH"), an Ohio corporation, named on Schedule I hereto (collectively the "Stockholders").

                                   WITNESSETH:

         WHEREAS, FFOH and GFCO have entered into an Agreement of Merger of even date herewith (the "Agreement"), providing for, among other things, the merger of GFCO with and into a wholly-owned subsidiary of FFOH (the "Merger"); and

         WHEREAS, in order to induce GFCO to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of FFOH.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         I. Ownership of FFOH Common Stock. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of FFOH, $.10 par value per share ("FFOH Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto (which does not include shares held solely in a fiduciary capacity).

         II. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

             A. such Stockholder shall, at any meeting of FFOH's stockholders called for the purpose, vote, or cause to be voted, all shares of FFOH Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and the other transactions contemplated thereby (including approval of the amendment to FFOH's Articles of Incorporation in accordance with Section 5.16(a) of the Agreement);

             B. except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of FFOH's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of FFOH Common Stock;

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

             C. such Stockholder shall not in his capacity as a stockholder of FFOH directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than GFCO or an affiliate thereof) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving FFOH or any subsidiary of FFOH (provided that nothing herein shall be deemed to affect the ability of any Stockholder to fulfill his duties as a director and/or officer of
FFOH); and

             D. such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

         Each Stockholder further agrees that FFOH's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of FFOH Common Stock, unless the transfer has been effected in compliance with the terms of this agreement.

         III. Successors and Assigns. Subject to Section 5.13 of the Agreement and the terms of the agreement with affiliates of FFOH referred to therein, a Stockholder may sell, pledge, transfer or otherwise dispose of his shares of FFOH Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of FFOH's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of GFCO and that any acquiror of such FFOH Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

         IV. Termination. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         V. Notices. Notices may be provided to GFCO and the Stockholders in the manner specified in Section 8.4 of the Agreement, with all notices to the Stockholders being provided to them at FFOH in the manner specified in such section.

         VI. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Ohio without giving effect to the principles of conflicts of laws thereof.

         VII. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

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

         VIII. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

         IN WITNESS WHEREOF, GFCO, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                                GLENWAY FINANCIAL CORPORATION



                                By: /s/ Robert R. Sudbrook
                                    --------------------------------------------
                                    Name:  Robert R. Sudbrook
                                    Title: President and Chief Executive Officer


                                STOCKHOLDERS OF FIDELITY
                                FINANCIAL OF OHIO:


                                    /s/ Joseph D. Hughes
                                    --------------------------------------------
                                    Joseph D. Hughes


                                    /s/ Michael W. Jordan
                                    --------------------------------------------
                                    Michael W. Jordan


                                    /s/ David A. Luecke
                                    --------------------------------------------
                                    David A. Luecke


                                    /s/ Constantine N. Papadakis
                                    --------------------------------------------
                                    Constantine N. Papadakis


                                    /s/ John R. Reusing
                                    --------------------------------------------
                                    John R. Reusing


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


                                    /s/ Thomas N. Spaeth
                                    --------------------------------------------
                                    Thomas N. Spaeth


                                    /s/ Paul D. Staubach
                                    --------------------------------------------
                                    Paul D. Staubach


                                    /s/ Robert W. Zumbiel
                                    --------------------------------------------
                                    Robert W. Zumbiel


                                   SCHEDULE I


                                                         Number of Shares of
                                                          FFOH Common Stock
   Name of Stockholder                                    Beneficially Owned

Joseph D.  Hughes                                                 46,549
Michael W. Jordan                                                 14,725
David A. Luecke                                                   12,987
Constantine N. Papadakis                                          10,800
John R. Reusing                                                   85,351
Thomas N. Spaeth                                                  13,853
Paul D. Staubach                                                  55,700
Robert W. Zumbiel                                                 27,675


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